Exhibit 10.10

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LEASE

47071 Bayside Parkway

Fremont, California

Basic Lease Information

Date:	April 7, 2026

Landlord:	JCGC Fremont Owner LLC, a Delaware limited liability company

Tenant:	Alamar Biosciences, Inc., a Delaware corporation

Building (section 1.1):	That certain building located at 3500 West Warren Avenue, Fremont, California

Premises (section 1.1):	The entirety of the Building, comprising approximately 65,069 square feet of rentable area

Lease Term (section 2.1):	Approximately one hundred fifty (150) months

Delivery Date (section 2.1):	The date that Landlord delivers the Premises to Tenant in the condition required herein, which shall occur within thirty (30) days following the date this Lease has been mutually executed and delivered by Landlord and Tenant (the “Outside Delivery Date”), and any delay in the delivery of the Premises beyond the Outside Delivery Date shall result in a delay in the Commencement Date on a day-for-day basis

Commencement Date (section 2.1):	The earlier to occur of (i) the date of Substantial Completion of the Tenant Improvements (as such terms are hereinafter defined), or (ii) the date that is nine (9) months after the date this Lease has been mutually executed and delivered by Landlord and Tenant

Expiration Date (section 2.1):	The last day of the one hundred fiftieth (150th) full calendar month following the Commencement Date, as may be extended pursuant to Article 35

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Base Rent (section 3.1(a)):	Month	Monthly Base Rent
	Lease Months 01 - 12*	$115,488.75*
	Lease Months 13 - 24*	$119,042.25*
	Lease Months 25 - 30	$122,595.75
	Lease Months 31 - 36	$224,488.05
	Lease Months 37 - 48	$231,222.69
	Lease Months 49 - 60	$238,159.37
	Lease Months 61 - 72	$245,304.15
	Lease Months 73 - 84	$252,663.28
	Lease Months 85 - 96	$260,243.18
	Lease Months 97 - 108	$268,050.47
	Lease Months 109 - 120	$276,091.99
	Lease Months 121 - 132	$284,374.75
	Lease Months 133 - 144	$292,905.99
	Lease Months 145 - 150	$301,693.17

Lease Month 1 shall commence on the Commencement Date and end on the last day of the first full calendar month thereafter, and each subsequent Lease Month shall be the calendar month commencing on the day after the expiration of the prior Lease Month.

*  Subject to rent abatement, as set forth in Section 3.1(a).

c/o Jadian Capital

330 Madison Avenue, 20th Floor

New York, New York 10017

100%

General office, biotechnology research and development, light manufacturing (including manufacturing of reagent kits and related products consistent with Tenant’s use of the 47071 Bayside facility as of the date of this Lease), warehouse, and legally permitted ancillary uses

$1,346,928.30, subject to reduction pursuant to section 27.2

Rent Payment Address (section 3.3):

Tenant’s Percentage Share (section 4.1(c)):

Permitted Use (section 6.1):

Letter of Credit (section 27.1):

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Tenant’s Address (section 30.1):

Prior to the Commencement Date:

47071 Bayside Parkway

Fremont, CA 94583

Attention: Chief Operations Officer

On and after the Commencement Date:

At the Premises

Attention: Chief Operations Officer

With a copy in either case to:

Cooley LLP

11951 Freedom Drive, 14th Floor

Reston, VA 20190

Attention: John G. Lavoie, Esq.

Landlord’s Address (section 30.1):

c/o Jadian Capital

330 Madison Avenue, 20th Floor

New York, New York 10017

Attn: Joe Cridge and Jadian Legal

With a copy to:

c/o Graymark Capital

180 Sutter Street, Suite 400

San Francisco, CA 94104

Attn: Brian Hecktman

Landlord’s Broker (section 32.1):	None

Tenant’s Broker (section 32.1):	Colliers
Exhibits

Exhibit A-1 – Plan Outlining Premises

Exhibit A-2 – EV Charging Stations Location

Exhibit B – Initial Improvement of the Premises

Exhibit C – Rules and Regulations

Exhibit D – Appraisal Procedure

Exhibit E-1 – Approved Hazardous Substances

Exhibit E-2 – Hazardous Substances Questionnaire

Exhibit F – Form Letter of Credit

Exhibit G – Form SNDA

Exhibit H – Landlord Work

The foregoing Basic Lease Information is incorporated in and made a part of this Lease. If there is any conflict between the Basic Lease Information and any other part of this Lease, the former shall control.

TENANT: ALAMAR BIOSCIENCES, INC., a Delaware corporation By: /s/ Yuling Luo Name: Yuling Luo Title: CEO	LANDLORD: JCGC FREMONT OWNER LLC, a Delaware limited liability company By: /s/ Brian Hecktman Name: Brian Hecktman Title: Authorized Signatory

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CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEENEXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit A-1 – Plan Outlining the Premises

Exhibit A-2 – EV Charging Stations Location

Exhibit B – Initial Improvement of the Premises

Exhibit C – Rules and Regulations

Exhibit D – Appraisal Procedure

Exhibit E-1 – Approved Hazardous Substances

Exhibit E-2 – Hazardous Substances Questionnaire

Exhibit F – Form Letter of Credit

Exhibit G – Form SNDA

Exhibit H – Landlord Work

Other Attachments (if any)

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LEASE

THIS LEASE, made as of the date specified in the Basic Lease Information by and between the landlord specified in the Basic Lease Information (“Landlord”), and the tenant specified in the Basic Lease Information (“Tenant”).

W I T N E S S E T H:

ARTICLE 1

Premises

1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms, covenants and conditions set forth in this Lease, the entirety of the Building (the “Premises”) as substantially shown outlined on the floor plan attached hereto as Exhibit A-1 and described in the Basic Lease Information. As used in this Lease, the term “Building” shall include the parcel or parcels of land on which the Building is located and all appurtenances thereto. During the Lease Term, as the sole tenant in the Building, Tenant shall have the exclusive right to use only for their intended purposes of lobbies, entrances, stairs, elevators and other public portions of the Building. Notwithstanding anything to the contrary herein, if in connection with the construction of the Tenant Improvements or any Alterations Tenant removes any equipment from the Premises that is located in the Premises as of the date of this Lease (the “Existing Equipment”), any sale proceeds from the disposition of such Existing Equipment shall belong to Landlord and shall be immediately remitted to Landlord. Notwithstanding anything to the contrary herein, but subject to any temporary shutdown for repairs, for security purposes, for compliance with any legal restrictions, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, acts of terror, or other causes beyond the reasonable control of Landlord, Tenant shall have access to the Premises and the use of the utilities therein 24 hours per day, every day of the year.

1.2 Tenant acknowledges that Tenant has inspected the Premises and the Building or has had the Premises and the Building inspected by professional consultants retained by Tenant, Tenant is familiar with the condition of the Premises and the Building, the Premises and the Building are suitable for Tenant’s purposes, and the condition of the Premises and the Building is acceptable to Tenant. Except as expressly set forth herein, Landlord shall have no obligation to construct or install any improvements in the Premises or the Building or to remodel, renovate, recondition, alter or improve the Premises or the Building in any manner, and Tenant shall accept the Premises vacant, broom clean, and otherwise “as is” on the Delivery Date. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose, or any other kind arising out of this Lease and there are and shall be no warranties that extend beyond the warranties, if any, expressly set forth in this Lease. Notwithstanding the foregoing, on or before the Delivery Date Landlord shall be responsible for causing, at no cost to Tenant, the exterior areas of the Building (including the parking lot and accessible path of travel to the Premises), and the Base Building systems to be in good condition and repair as of the Commencement Date, with the work set forth in Exhibit H attached hereto completed (subject to the terms and provisions set forth in Exhibit H) and with the exterior areas of the Building (including the parking lot and accessible path of travel to the Premises) in compliance with Legal Requirements then in effect; provided, however, that Tenant shall be responsible for causing the heating, ventilation and air conditioning equipment serving the Premises to be in good working order and condition as part of the Tenant Improvements. Landlord’s foregoing obligations shall not diminish Tenant’s responsibility to perform any repairs, modifications or improvements to the same necessitated after the Commencement Date (or Phase 2 Commencement Date, as applicable), whether by reason of Tenant’s use of the same, Tenant’s Alterations, ordinary wear and tear, or otherwise, except to the extent of Landlord’s obligations pursuant to Exhibit H attached hereto. For purposes of this Lease “Base Building systems” means all Base Building systems (including, elevator, plumbing, air conditioning, mechanical, plumbing, heating, electrical, security, life safety and power), except (A) any systems installed by Tenant as part of the Alterations performed by Tenant to the Premises and (B) the portion of any Building system located within the Premises. In addition to the foregoing, Landlord shall, at its sole cost and expense and in compliance with all applicable codes and utility requirements, within four (4) months of the Delivery Date install three (3) dual charging stations (for a total of six (6) fully operational electric vehicle charging stations) within the parking area of the Premises, in the location shown on Exhibit A-2; provided, however, following such installation the maintenance of such stations shall be performed by Tenant at Tenant’s sole cost and expense. Within sixty (60) days of the full execution of this Lease, Landlord shall cause to be closed out at its sole cost and expense any open permits or certificates of occupancy (or equivalent) applicable to the Building.

1.3 No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.

1.4 Tenant shall have the right to use all parking spaces located at the Building at no additional cost or expense throughout the Lease Term. Tenant shall use such parking spaces solely for parking automobiles owned or leased by Tenant’s officers, employees and invitees. Tenant shall comply with all Rules and Regulations and all laws now or hereafter in effect (provided any modifications or amendments are commercially reasonable) relating to the use of parking spaces. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder, by reason of any reduction in Tenant’s parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the control of Landlord. Landlord shall use commercially reasonable diligent efforts to minimize the extent and duration of any disruption in Tenant’s use of the parking spaces allocated hereunder.

1.5 As required by Section 1938(a) of the California Civil Code, Landlord discloses to Tenant that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”). As required by Section 1938(e) of the California Civil Code, Landlord also states that:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

As permitted by the quoted language above, it is agreed that: (a) any CASp inspection requested by Tenant shall be requested by Tenant within ten (10) days after the date on which this Lease has been executed by Landlord and Tenant, (b) the contract under which the inspection is to be performed shall not limit the CASp’s liability if the CASp fails to perform the inspection in accordance with the standard of care applicable to experts performing such inspections, Landlord shall be an intended third party beneficiary of such contract and the contract shall otherwise comply with the provisions of this Lease applicable to Tenant contracts for construction; (c) the CASp inspection shall be conducted (i) at Tenant’s sole cost and expense, (ii) by a CASp approved in advance by Landlord, (iii) after normal business hours,

(iv) in a manner reasonably satisfactory to Landlord, and (v) shall be addressed to, and, upon completion, promptly delivered to, Landlord and Tenant; (d) the information in the inspection shall not be disclosed by Tenant to anyone other than contractors, subcontractors, and consultants of Tenant who have a need to know the information therein and who agree in writing not to further disclose such information; and (e) to the extent that such CASp inspection identifies any necessary repairs to correct violations of construction-related accessibility standards within the Premises, the provisions of Article 14 below shall govern Tenant’s responsibility to make such repairs to the Premises. Landlord may elect to perform any portion of such work at Tenant’s expense, which expense shall be estimated by Landlord and prepaid by Tenant within ten (10) days after Landlord’s request. When the work is substantially completed, the estimated and actual costs and charges for such work shall be compared and Tenant shall receive a credit against future Rent for any overpayment; provided however, if no further Rent is due, Tenant shall receive a refund of any overpayment from Landlord within thirty (30) days after the reconciliation of the costs and charges for such work and shall pay any underpayment to Landlord with the next installment of Rent due hereunder. Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code to the extent permitted by Legal Requirements.

ARTICLE 2

Term

2.1 This Lease shall be effective as of the date of this Lease. The term of this Lease shall be the term specified in the Basic Lease Information (the “Lease Term”), which shall commence on the commencement date specified in the Basic Lease Information (the “Commencement Date”) and, unless extended or sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the “Expiration Date”). Landlord and Tenant acknowledge and agree that the Premises have been delivered as of the Commencement Date.

2.2 Tenant may enter the Premises prior to the Commencement Date solely for the purpose of constructing improvements and installing fixtures and equipment in the Premises for use by Tenant following the Commencement Date. Tenant shall not conduct any business operations in the Premises or use the Premises for any other purpose before the Commencement Date. If Tenant enters the Premises for any such permitted purpose prior to the Commencement Date, all of the agreements and covenants of Tenant in this Lease, except the payment of rent, shall apply and be in force, including, without limitation, the provisions of Article 6, Article 7 and Article 8 of this Lease. Before Tenant enters the Premises, Tenant shall deliver certificates of insurance to Landlord as required by Article 13 of this Lease. During any such entry into the Premises before the Commencement Date, Tenant shall not interfere in any way with any construction work or other activity by Landlord in the Premises and Tenant shall cooperate in all reasonable ways with Landlord while Landlord is carrying on any construction work or other activity within the Premises. Tenant shall be solely responsible for all furniture, fixtures and equipment and for any loss or damage thereto caused by Tenant’s early entry.

2.3 Landlord and Tenant acknowledge and agree that Tenant plans to initially occupy a 35,535 rentable square foot portion of the Premises (the “Phase 1 Premises”) for Tenant’s business operations during the period commencing as of the Commencement Date and continuing through the end of Lease Month 30, and, commencing as of Lease Month 31, Tenant plans to commence occupancy of the remaining 29,534 rentable square feet of the Premises (the “Phase 2 Premises”) for business operations. Landlord has agreed to a reduced Base Rent schedule to accommodate Tenant’s phasing in to the total Premises, and the Base Rent schedule set forth in the Basic Lease Information currently reflects the foregoing schedule. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that, in the event Tenant commences occupancy of the Phase 2 Premises for the conduct of business operations (provided that performance of any Tenant Improvements shall not constitute occupancy for business operations) prior to the first day of Lease Month 31, then (i) the Term of this Lease shall automatically be shortened to be equal to one hundred twenty (120) full calendar months from the Phase 2 Commencement Date, and (ii) Tenant shall begin paying Base Rent for the Phase 2 Premises as of the Phase 2 Commencement Date at the same rate as Tenant is required to pay for the Phase 1 Premises. As an example of the foregoing, in the event the Phase 2 Commencement Date occurs on the first day of Lease Month 27, then (i) the Expiration Date of this Lease shall automatically be adjusted to be the last day of Lease Month 147 (i.e., Lease Month 27 + 120 Lease Months), and (ii) the Base Rent payable for the Premises during Lease Months 27, 28, 29 and 30 shall be equal to $224,488.05 (i.e., $3.45 per rentable square foot x 65,069 rsf). In such event, Landlord and Tenant agree to execute a commercially reasonable amendment to this Lease to set forth the new Term and Base Rent schedule. As used herein, the “Phase 2 Commencement Date” shall mean the earlier to occur of (i) the first day of Lease Month 31 or (ii) the date Tenant first occupies for business operations in the Phase 2 Premises (provided that performance of any Tenant Improvements shall not constitute occupancy for business operations).

ARTICLE 3

Rent

3.1 Tenant shall pay to Landlord the following amounts as rent for the Premises:

(a) During the Lease Term, Tenant shall pay to Landlord, as monthly rent, the base rent specified in the Basic Lease Information (the “Base Rent”).

(i) Landlord and Tenant acknowledge and agree that (i) the Base Rent payable by Tenant during the Lease Term has been discounted during the first thirty (30) months following the Commencement Date (the “Phase In Period”), as it is calculated using 35,535 rentable square feet as the area of the Premises instead of 65,069 rentable square feet; (ii) the Base Rent payable during the first twelve (12) months following the Commencement Date is calculated at $3.25 per rentable square foot per month, such that the discount in Base Rent during such twelve-month period is equal to $95,985.50 per month (e.g., $3.25 x 29,534 rsf) (the “Y1 Discounted Base Rent”); (iii) the Base Rent payable during the thirteenth (13th) through twenty-fourth (24th) months following the Commencement Date is calculated at $3.35 per rentable square foot per month, such that the discount in Base Rent during such twelve-month period is equal to $98,938.90 per month (e.g., $3.35 x 29,534 rsf) (the “Y2 Discounted Base Rent”); and (iv) the Base Rent payable during the twenty-fifth (25th) through thirtieth (30th) months following the Commencement Date is calculated at $3.45 per rentable square foot per month, such that the discount in Base Rent during such six-month period is equal to $101,892.30 per month (e.g., $3.45 x 29,534 rsf) (the “Y3 Discounted Base Rent” and, together with the Y1 Discounted Base Rent and Y2 Discounted Base Rent, collectively referred to herein as the “Discounted Base Rent”). Notwithstanding anything to the contrary in this Lease, during the Phase In Period, Landlord shall have the right, in its sole discretion, to make a cash payment (the “Discounted Base Rent Buyout Payment”) to Tenant in an amount equal to the sum of any remaining Discounted Base Rent for the remainder of the Phase In Period. Upon Landlord’s tender of such Discounted Base Rent Buyout Payment, Tenant shall no longer be entitled to the Discounted Base Rent, and the Base Rent payable by Tenant hereunder shall thereafter be calculated using 65,069 rentable square feet for the remainder of the Phase In Period. Landlord shall exercise its option to buy out the Discounted Base Rent by delivering prior written notice thereof to Tenant, and shall make the Discounted Base Rent Buyout Payment to Tenant no less than ten (10) days after delivery of such notice.

(ii) Notwithstanding anything to the contrary contained herein and provided that no default by Tenant occurs under the Lease beyond any applicable notice and cure period, Landlord hereby agrees that Tenant shall not be required to pay Base Rent with respect to the Premises for the first eight (8) months and the thirteenth (13th) month of the Lease Term (collectively, the “Abatement Period”), provided that such amount of abated Base Rent (the “Abated Rent”) shall not exceed $1,042,952.25. If a default by Tenant occurs under the terms of this Lease that results in termination of this Lease in accordance with the provisions of this Lease, then as a part of the recovery set forth in this Lease, Landlord shall be entitled to the immediate recovery, as of the day prior to such termination, of the Base Rent that was abated under the provisions of this section 3.1(a). Notwithstanding anything to the contrary herein, during the Abatement Period, Landlord shall have the right, in its sole discretion, to make a cash payment (the “Abated Rent Buyout Payment”) to Tenant in the amount of any remaining Abated Rent. Upon Landlord’s tender of such Abated Rent Buyout Payment, Tenant shall no longer be entitled to the Abated Rent and the Abatement Period shall expire as of the date of such payment. Landlord shall exercise its option to buy out the Abated Rent by delivering prior written notice thereof to Tenant, and shall make the Abated Rent Buyout Payment to Tenant no less than ten (10) days after delivery of such notice.

(b) During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share (as hereinafter defined) of all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year.

(c) During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share of all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such calendar year.

(d) During each calendar year or part thereof during the Lease Term, Tenant shall contract for and pay to each utility provider the cost incurred with respect to all electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities consumed at the Premises and Building. In the event Landlord pays any such costs, Tenant shall reimburse Landlord for the same as additional rent hereunder within thirty (30) days following invoice.

(e) Intentionally Omitted.

(f) Throughout the Lease Term, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money and charges are otherwise designated “additional rent.” As used in this Lease, “rent” shall mean and include all Base Rent, all additional rent and all other amounts payable by Tenant in accordance with this Lease.

3.2 The additional rent payable pursuant to sections 3.1(b), 3.1(c), and 3.1(d) hereof shall be calculated and paid in accordance with the following procedures:

(a) On or before the first day of each calendar year during the Lease Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s reasonable estimate of the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d) hereof for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord, as monthly rent, one-twelfth of such estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior calendar year’s estimate until the month after such notice is given. If at any time it appears to Landlord that the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d) hereof for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise its estimate for such calendar year. If Landlord delivers its estimate after the first day of a calendar year, or if Landlord revises its estimate for a calendar year, then subsequent payments by Tenant for such calendar year shall be based on such late or revised estimate, as the case may be, with an appropriate adjustment to the amount of such subsequent payments such that, prior to the end of such calendar year or portion thereof during the Lease Term, Tenant shall have paid Landlord’s entire estimate of the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d) hereof for such calendar year.

(b) Within a reasonable time after the end of each calendar year, Landlord shall give Tenant a reasonably detailed written statement of the actual amounts payable under sections 3.1(b), 3.1(c), and 3.1(d) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments payable under sections 3.1(b), 3.1(c), and 3.1(d) hereof. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Failure by Landlord to give any notice or statement to Tenant under this section 3.2 shall not waive Landlord’s right to receive, and Tenant’s obligation to pay, the amounts payable by Tenant under sections 3.1(b), 3.1(c), and 3.1(d) hereof; provided however, if Landlord has failed to deliver such statement within nine (9) months following the end of the applicable calendar year, Landlord shall have waived its rights to collect any underpayment. During the Lease Term, but in no event more often than once in any one (1) year period, Tenant or its authorized employee or representative shall have the right to inspect the reasonably detailed books of Landlord relating to Operating Expenses and Property Taxes and utilities charges as set forth in Section 3.1(d), after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord’s office in the Building or at such other reasonable location as Landlord may designate, for the purpose of verifying the information in such statement; provided that, if Tenant utilizes an independent accountant to perform such review, then such accountant shall be one of national standing which is reasonably acceptable to Landlord and is not compensated on a contingency basis; and provided further that Tenant shall have no right to inspect such books pertaining to any given period more than ninety (90) days after Landlord shall have delivered the written statement pertaining to such period. If the results of the inspection reveal that the Tenant’s ultimate liability for the amount payable by Tenant does not equal the amount actually paid by Tenant to Landlord during the calendar year that is the subject of the inspection, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. Tenant shall bear all costs of any such audit, including Landlord’s actual and reasonable copying costs, incurred in connection with such audit, except that, if the audit (as conducted and certified by the auditor) shows an aggregate overstatement of Operating Expenses of five percent (5%) or more, then Landlord shall bear all costs of the audit. If the agreed or confirmed audit shows an underpayment of Operating Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord, and, if the agreed or confirmed audit shows an overpayment of Operating Expenses by Tenant, Landlord shall reimburse Tenant, within thirty (30) days after the audit is agreed to or confirmed, for such overpayment, plus interest at the Interest Rate.

(c) If the Lease Term ends on a day other than the last day of a calendar year, the amounts payable by Tenant under sections 3.1(b), 3.1(c), and 3.1(d) hereof applicable to the calendar year in which the end of the term occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including the date on which the end of the term occurs bears to three hundred sixty-five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to section 3.2(b) hereof to be performed after such termination.

3.3 Tenant shall pay all monthly installments of Base Rent and monthly installments of Landlord’s estimates of amounts payable under sections 3.1(b), 3.1(c), 3.1(d) hereof (collectively, “Monthly Rent”) to Landlord, in advance, on or before the first day of each and every calendar month during the Lease Term, without notice, demand, deduction or offset, in lawful money of the United States of America. Landlord instructs Tenant to pay all such Monthly Rent to the address specified therefor in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect. If Tenant’s obligation to pay Base Rent hereunder commences on a day other than the first day of a calendar month, or if the Lease Term terminates on a day other than the last day of a calendar month, then the Base Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent for the ninth full calendar month of the Term in which monthly Base Rent is payable, which amount Landlord shall apply to the Base Rent for such ninth full calendar month.

ARTICLE 4

Operating Expenses and Property Taxes Definitions

4.1 The following terms shall have the definitions herein specified:

(a) “Operating Expenses” shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, replacement, maintenance or repair of the Building or providing services in accordance with this Lease, including, without limitation, the following: (i) salaries, wages, other compensation and benefits for personnel engaged in the management, operation, maintenance or repair of the Building; (ii) uniforms provided to such personnel; (iii) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any mortgage or deed of trust encumbering the Building; (iv) costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (v) water and sewer charges or fees; (vi) license, permit and inspection fees; (vii) sales, use and excise taxes on goods and services purchased by Landlord; (viii) telephone, delivery, postage, stationery supplies and other expenses; (ix) management fees and expenses with respect to this Lease (not to exceed 3% of Monthly Rent); (x) costs and expenses for electricity, gas, power and other energy related utilities required in connection with the operation, maintenance and repair of the common areas; (xi) equipment lease payments; (xii) repairs to and physical maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn-out or broken equipment, facilities, parts and installations; (xiii) window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; (xiv) inspection or service contracts for elevator, electrical, mechanical and other Building equipment and systems; (xv) supplies, tools, materials and equipment used in connection with the management, operation, maintenance or repair of the Building; (xvi) accounting, legal and other professional fees and expenses; (xvii) painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Building; (xviii) the cost of furniture, draperies, carpeting and other customary and ordinary items of personal property (excluding paintings, sculptures or other works of fine art) provided by Landlord for use in common areas of the Building or in the Building office, such costs to be reasonably amortized as determined by Landlord; (xix) all costs and expenses resulting from work, labor, supplies, materials or services similar or in addition to, or in lieu of, any of the foregoing, or resulting from compliance with any laws, ordinances, rules, regulations or orders, or to comply with any amendment or other change to the enactment or interpretation of any applicable laws from its enactment or interpretation; (xx) intentionally omitted; (xxi) all reasonable costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building or the amount or validity of any Property Taxes; (xxii) reasonable depreciation (in accordance with GAAP) for materials, tools, supplies and vendor type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party’s services (including window washing machinery) and used in the management, operation, maintenance or repair of the Building and on exterior window coverings provided by Landlord and carpeting in public corridors and common areas; and (xxiii) the cost, reasonably amortized in accordance with GAAP over useful life of such item, together with interest at the rate of seven percent (7%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance, of all capital repairs or improvements made to the Building or capital assets acquired by Landlord that are (A) required to comply with any law, ordinance, rule, regulation or order that are first enacted, or first interpreted to apply to the Building, after the date of this Lease or (B) performed primarily to reduce current or future operating costs, (such costs set forth in this subsection (xxiii), collectively “Permitted Capital Expenses”).

Notwithstanding anything to the contrary, Operating Expenses shall not include (1) Property Taxes, (2) depreciation on the Building (except as specified above), (3) real estate brokers’ commissions, (4) interest and capital improvements (except the cost of capital improvements and capital assets and interest thereon as specified above as Permitted Capital Expenses), (5) any amounts for which Tenant is billed pursuant to section 3.1(d) above or any amount payable by Tenant pursuant to section 7.1 and 10.1 below, (6) rent paid to any ground lessor; (7) wages, salaries or other compensation paid to any executive employees of Landlord or of Landlord’s agents above the function of Property Manager, (8) subject to the provisions of item (iv) above, repairs and other work occasioned by fire, windstorm or other casualty, to the extent Landlord is reimbursed by insurance proceeds, and other work paid from insurance or condemnation proceeds; (9) all direct costs of refinancing, selling, pledging, or exchanging or otherwise transferring or encumbering ownership rights in the Building, including broker commissions, attorney’s fees and closing costs, or attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with past or prospective tenants, other occupants of the Building, or other third parties; (10) Landlord’s general corporate office overhead and administrative expenses (which shall not be deemed to include a management fee); (11) cost to repair and/or replace of the structural portions, foundations, and load bearing walls of the Building; (12) costs associated with bad debt losses; (13) costs arising from Landlord’s charitable or political contributions; (14) capital repairs, replacement, improvements or other capital costs, as determined under generally accepted accounting principles except for Permitted Capital Expenses; (15) management fees in excess of three percent (3%) of Monthly Rent (without taking into consideration any increase payments of Base Rent as a result of Landlord’s exercise of the buyout as set forth in Sections 3.1(a)(i) and 3.1(a)(ii)); (16) earthquake insurance deductibles in excess of $180,000 (the “EQ Deductible Threshold”), provided that the EQ Deductible Threshold shall increase each calendar year by an amount equal to the year-over-year increase in the Consumer Price Index for the San Francisco-Oakland-Hayward Area applicable to such calendar year; (17) fines, interest and penalties incurred due to the late payment by Landlord of Property Taxes or any other amount payable by Landlord; (18) any fines, damage, costs, penalties or interest resulting from the negligence or willful misconduct or omission or breach of Legal Requirements of the Landlord or its agents, contractors, or employees; (19) reserves of any kind; (20) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building; (21) any cost representing an amount paid for first class services and/or materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such first class services and/or materials at the then existing market rates to an unrelated person, firm, or entity; (22) the cost of overtime or other expense to Landlord due to Landlord’s defaults or incurred while performing work expressly provided in this lease to be borne at Landlord’s expense; (23) costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy Hazardous Substances and/or indoor air quality problems from the Building except to the extent the same was brought into, onto, or under the Premises by Tenant; (24) costs or fees relating to the defense of Landlord’s title or interest in the real estate containing the Building, or any part thereof or costs relating to maintaining Landlord’s existence as a corporation or other entity, such as trustee’s fees, annual fees, partnership expenses, and legal and accounting fees related thereto; and (25) any costs incurred to make any alterations or improvements to the Building necessary for any certification as “green” or sustainable, or other similar certifications, and any costs for such certification, except to the extent such alterations or improvements reduce current or future operating costs or otherwise improve the operating efficiency of the Building.

Actual Operating Expenses for each calendar year of the Lease Term shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses for a full calendar year with one hundred percent (100%) of the total rentable area of the Building occupied and operating during such full calendar year. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use commercially good faith efforts to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord or an affiliate of Landlord. In the event there exists a conflict as to an expense which is specified to be included in Operating Expenses and is also specified to be excluded from Operating Expenses within the above list, the exclusions listed above shall prevail and the expenses shall be deemed excluded. Landlord shall not recover more than one hundred percent (100%) of the Operating Expenses actually incurred by Landlord. In the event Landlord shall fail to invoice Tenant for any Operating Expenses pursuant to this section within two (2) years, then Landlord shall be deemed to have waived its right to collect such Operating Expenses.

(b) “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof, and any taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent. Property Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property taxes. Property Taxes shall not include (i) federal, state and local income taxes, and other taxes applied or measured by Landlord’s general or net income (measured by the income of Landlord from all sources or from sources other than solely rent), all excess profits, franchise, documentary transfer, gift, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes, (ii) any items included as Operating Expenses, (iii) imposed on land and improvements other than the Building, (iv) resulting from the improvement of any of the Building for the sole use of Landlord or other occupants, and (v) a penalty fee imposed as a result of Landlord’s failure to pay Taxes when due) any tax, assessment, fee or charge paid by Tenant pursuant to section 5.1 hereof. Landlord shall not recover more than 100% of the Property Taxes actually incurred by Landlord for the Building. Tenant may request that Landlord contest the amount of Property Taxes from time to time. If Landlord elects not to contest such taxes, Tenant may, by written request, ask Landlord to retain an independent tax consultant reasonably satisfactory to Landlord, at Tenant’s expense, to assist Landlord in determining whether or not Property Taxes should be contested. If the consultant recommends a challenge, and Landlord elects not to contest taxes in spite of the consultant’s recommendation, Landlord shall deliver a copy of the consultant’s report to Tenant. Tenant may proceed with a challenge to the Property Taxes at Tenant’s sole cost and expense at any reasonable time thereafter, not to exceed 60 days after receipt of the consultant’s report, after a thirty (30) day notice to Landlord, using counsel acceptable to Landlord in Landlord’s reasonable discretion. Notwithstanding the foregoing sentence, Landlord may, at Landlord’s sole option elect within said 30-day period to give Tenant the tax savings the consultant thinks is likely to result from a challenge without permitting Tenant to bring the challenge. In the event that any tax contest is successful in reducing the amount of Property Taxes, Tenant’s Property Tax payments shall be adjusted to reduce the estimated Property Taxes and to include reasonable costs in connection with the consultant and the challenge, to the extent not paid by Tenant.

(c) Proposition 13 Protection.

(i) Notwithstanding anything to the contrary herein, if any sale, refinance, transfer or change in ownership of the Property whatsoever (a “Transfer”) occurs prior to January 31, 2029, and such Transfer causes a reassessment of the Property for the purposes of Property Taxes over and above the Property’s current tax assessment (a “Reassessment”), then during the period commencing as of the Commencement Date and continuing until the end of Lease Month 36 (the “Proposition 13 Protection Period”), the amount payable by Tenant pursuant to Section 3.1(c) with respect to Property Taxes shall be limited to Tenant’s Percentage Share of Property Taxes for such period that would have resulted absent such Transfer (including any incremental increases resulting only from any subsequent sale or transfer) (the “Proposition 13 Protection”). Notwithstanding anything to the contrary herein, the terms of this Section 4.1(c)(i) shall in all events terminate and no longer be applicable from and after the commencement of Lease Month 37, and accordingly, commencing as of Lease Month 37, Tenant shall be required to pay all Property Taxes assessed to the Property, without any reduction due to the foregoing Proposition 13 Protection. The benefits of this Section 4.1(c)(i) shall be personal to the Tenant originally named herein (i.e., Alamar Biosciences, Inc.) (“Original Tenant”) and any Affiliate and shall not inure to the benefit of any assignee or subtenant of Original Tenant (other than an Affiliate).

(ii) The amount of Property Taxes which Tenant is not obligated to pay or will not be obligated to pay during the Proposition 13 Protection Period in connection with a Reassessment pursuant to the terms of Section 4.1(c)(i) above, less any the amount of any supplemental taxes assessed against the Property as a direct result of the Tenant Improvements (as such term is defined in Exhibit B), is referred to herein as a “Proposition 13 Protection Amount”. If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each calendar year (or portion thereof) occurring with the Proposition 13 Protection Period, then commencing with the calendar year in which the Reassessment shall occur, the terms of this paragraph shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment at any time during the Proposition 13 Protection Period, by paying to Tenant an amount equal to the Proposition 13 Purchase Price (as hereinafter defined). As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Proposition 13 Protection Period, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (x) by using the portion of the Proposition 13 Protection Amount attributable to each remaining calendar year during the Proposition 13 Protection Period (as though the portion of such Proposition 13 Protection Amount benefited Tenant in the middle of each calendar year), as the amounts to be discounted, and (y) by using discount rates for each amount to be discounted equal to eight percent (8%) per annum. Upon such payment of the Proposition 13 Protection Price, the provisions of Section 4.1(c)(i) of this Lease shall no longer apply to such Reassessment or any future reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant’s Monthly Rent next due shall be credited with the amount of such underestimation and any additional underestimation shall be paid in cash by Landlord to Tenant within thirty (30) days of the determination of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Monthly Rent next due shall be increased by the amount of the overestimation.

(d) “Tenant’s Percentage Share” shall mean the percentage specified in the Basic Lease Information.

ARTICLE 5

Other Taxes Payable by Tenant

5.1 In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including, without limitation, all transit impact development fees, housing impact development fees and other payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of any equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any monthly rent or any additional rent payable under this Lease, including, without limitation, any gross income tax, gross receipts tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. If it is unlawful for Tenant to reimburse Landlord for any such taxes, assessments, excises, levies, fees or charges, the Base Rent payable prior to the imposition thereof shall be increased to provide Landlord the same net Base Rent after the imposition thereof as Landlord received prior to the imposition of such taxes, assessments, excises, levies, fees or charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Article 5 shall be deemed to be, and shall be paid as, additional rent.

ARTICLE 6

Use; Environmental Matters

6.1 Tenant shall use the Premises only for the purposes described in the Basic Lease Information for Tenant’s business and no other purpose whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion; provided, however, subject to compliance with applicable Legal Requirements and the approval of governmental authorities, Tenant may use the Premises for other related legal uses following prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any commercially reasonable property insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of, or cause a cancellation of, or affect any property or other insurance for the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way materially obstruct or interfere with the rights of Landlord or other tenants of the Building, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any material nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not bring into the Building any furniture, equipment, materials or other objects which overload the Building or any portion thereof.

6.2 Except in compliance with applicable government permits, Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or the Building any “hazardous substance” (as hereinafter defined) without Landlord’s prior written consent. Except in compliance with applicable government permits, Tenant shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or the Building, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Building, or permit any person using or occupying the Premises to do any of the foregoing without Landlord’s prior written consent. The preceding sentences shall not prohibit the ordinary use of any hazardous substance normally used in the operation of a general office for Tenant’s business as permitted by this Lease, provided the amount of any such hazardous substance does not exceed the quantity necessary for the normal operation of a general office in the ordinary course of business and the use, storage and disposal of any such hazardous substance strictly comply with all applicable “environmental laws” (as hereinafter defined). Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all environmental laws applicable to the use or occupancy of the Premises by Tenant or any operation or activity of Tenant therein.

6.3 Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including reasonable attorneys’ fees and disbursements incurred in the investigation, defense or settlement of claims) (collectively, “Claims”) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling (collectively, “Release”), on or about or beneath the Premises, of any hazardous substances introduced or permitted on or about or beneath the Premises by Tenant or its agents, officers, employees, contractors, invitees or licensees. Notwithstanding anything to the contrary contained herein, Tenant shall have no responsibility or liability for remediation or Claims in connection with the Release of Hazardous Substances in, on, under, or about the Premises except to the extent caused by Tenant or its agents, officers, employees, contractors, invitees or licensees. The liability of Tenant under this section 6.3 shall survive the termination of this Lease with respect to acts or omissions that occur before such termination.

6.4 Use of Hazardous Substances.

(a) In addition to the ordinary use of hazardous substance set forth in Section 6.2, Tenant may utilize certain hazardous substances in the Premises that are necessary or useful in Tenant’s business, provided that the specific types, amounts and proposed uses of such hazardous substances other than those set forth in Exhibit E-1 attached hereto (the “Approved Hazardous Substances”) will require the approval of Landlord (which approval Landlord shall not unreasonably withhold, condition or delay) and the approval of any mortgagee of the Premises (to the extent provided in the loan documents with such mortgagee). All hazardous substances utilized by Tenant in the Premises will be used, kept, and stored in a manner so as to prevent releases to the environment or exposure to people and in compliance with all environmental laws so brought or used or kept in or about the Premises. Tenant shall obtain, at Tenant’s sole cost and expense, any environmental permits, plans or approvals required for its operations under this Lease and for the Premises, including, but not limited to Hazardous Materials Business Plans, Storm Water Pollution Prevention Plans, Spill Response Plans, Air Pollution Control Permits, Waste Discharge Requirements and NPDES Permits. Upon Landlord’s request, Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to such hazardous substances. Prior to bringing any hazardous substances on to the Premises pursuant to this section 6.4, Tenant shall complete the Landlord’s Hazardous Substances Questionnaire in the form attached hereto as Exhibit E-2 attached hereto and made a part hereof (a “Hazardous Substances Questionnaire”). Tenant hereby certifies to Landlord that the information set forth in any Hazardous Substances Exhibit delivered to Landlord is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on such Hazardous Substances Exhibit, if any.

(b) Tenant’s business and operations, and in particular, its handling, storage, use and disposal of hazardous substances, shall at all times comply with all applicable laws and regulations. Tenant shall secure and abide by all permits or approvals necessary for Tenant’s operations on the Premises, and shall timely request renewals of any such permits or approvals. Tenant further agrees that Tenant will not permit any hazardous substances to come into contact with soil or groundwater under or around the Premises. Tenant will give all required notices concerning the presence in or on the Premises or the release of such hazardous substances from the Premises. Tenant shall give or post all notices required by all applicable laws. If Tenant shall at any time fail to comply with this section 6.4, Tenant shall immediately notify Landlord in writing of such noncompliance.

(c) Any increase in the premiums for necessary insurance on the Building which arises from Tenant’s use and/or storage of hazardous substances shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

(d) Landlord may, upon two (2) business days written notice (which may be provided by email) to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and, if such inspection reveals that Tenant has violated or permitted any violations of any Environmental Law, Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this section 6.4. Landlord’s entrance upon the Premises to inspect and perform samplings shall be subject to the provisions of section 17.1 of this Lease.

(e) Tenant shall perform any required or necessary investigation, repair, cleanup, removal or remedial action, corrective action, or detoxification of the Premises required as the result of Tenant’s use of hazardous substances utilized in the Premises in violation of the terms of this Section 6.2. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with governmental authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant’s use of the Premises resulting from activities conducted pursuant to this section 6.4(e) shall constitute an actual or constructive eviction of Tenant from the Premises. Any obligation incurred by Tenant during the Lease Term will be paid as additional rent within thirty (30) days after demand by Landlord. In the event that cleanup extends beyond the termination of the Lease, then such cleanup period shall constitute a holding over in the Premises pursuant to section 26.1 until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with environmental laws. Tenant will promptly cure and have dismissed with prejudice any of those actions and proceedings relating to hazardous substances releases during Tenant’s occupancy of the Premises caused by Tenant in violation of this Section 6.2. Tenant will keep the Premises free of any lien imposed pursuant to any environmental laws relating to hazardous substances released or brought on the Premises by Tenant in violation of this Section 6.2.

(f) Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises and the Building, at its sole cost and expense, any and all hazardous substances, including any equipment or systems containing hazardous substances, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises and/or the Building or any portion thereof by Tenant and/or any agents, employees, contractors, invitees or licensees of Tenant (such obligation to survive the expiration or sooner termination of this Lease).

(g) For purposes of this Lease, the following definitions shall apply: “hazardous substance(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “environmental laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any hazardous substances or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any hazardous substances.

ARTICLE 7

Services

7.1 On or before the Commencement Date, Tenant will cause each utility provider to set up an account for the Premises in Tenant’s name and to bill Tenant directly for all utilities supplied to the Premises from the date of this Lease throughout the Term. Tenant will contract for directly and pay when due all electrical service, water, sewer service, natural gas, telecommunications services, garbage removal, janitorial, landscaping, interior and exterior window washing, and all other utility services and other services supplied to or consumed in, at, or from the Premises or Building and all related access charges and connection fees.

7.2 In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future laws permitting the termination of this Lease due to such interruption, failure or inability. Notwithstanding the foregoing, if any interruption in, or failure or inability to provide any of the services or utilities described herein is (i) within Landlord’s reasonable control and continues for seven (7) or more consecutive Business Days after Tenant’s written notice thereof to Landlord, or (ii) outside of Landlord’s reasonable control and continues for thirty (30) or more consecutive days after Tenant’s written notice thereof to Landlord, and Tenant is unable to use and does not use a material portion of the Premises for Tenant’s business purposes as a result thereof, then Tenant shall be entitled to an abatement of Base Rent and Additional Rent, which abatement shall commence as of the first day after the expiration of such seven (7) Business Day or thirty (30) day period, as the case may be, and shall be based on the extent of Tenant’s inability to use the Premises for Tenant’s business, and in the case of an interruption, failure or inability described in clause (ii) above, such abatement shall be applicable only to the extent and for so long as Landlord is reimbursed for the so abated rent pursuant to Landlord’s rental loss insurance. The abatement provisions set forth above shall be inapplicable to any interruption in, or failure or inability to provide any of the services or utilities described herein that is caused by (x) damage by fire or other casualty or a taking (it being acknowledged that such situations shall be governed by Articles 11 and 21, respectively), or (y) the negligence or willful misconduct of Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant.

7.3 In the event any governmental authority having jurisdiction over the Building promulgates or revises any applicable laws or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively “Controls”) or in the event Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant; provided, however, that Landlord shall not unreasonably interfere with Tenant’s use of the Premises, access to or from the Premises or Tenant’s parking rights hereunder.

7.4 Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

7.5 Tenant acknowledges that Landlord may, from time to time, be required to disclose certain information concerning the Building’s energy use pursuant to California law (any such current or future law or regulation regarding disclosure of energy efficiency data with respect to the Building shall be referred to herein as the “Energy Disclosure Regulations”). Tenant shall reasonably cooperate (at no additional cost to Tenant) with Landlord with respect to any disclosure and/or reporting requirements pursuant to any Energy Disclosure Regulations. Without limiting the generality of the foregoing, Tenant shall, within ten (10) business days following request from Landlord, disclose to Landlord all information reasonably requested by Landlord in connection with the Energy Disclosure Regulations, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant’s name, the number of employees working within the Premises, the operating hours for Tenant’s business in the Premises, and the type and number of equipment operated by Tenant in the Premises. Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Regulations), and any third parties to whom Landlord is required to make the disclosures pursuant to the Energy Disclosure Regulations. Tenant agrees that none of the Landlord Parties (as defined below) shall be liable for any loss, cost, damage, expense or liability related to Landlord’s disclosure of such information provided by Tenant.

ARTICLE 8

Alterations

8.1 Tenant shall not make any alterations, additions, modifications or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto (collectively, “Alterations”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, Tenant may in any consecutive twelve (12) months, make such Alterations without Landlord’s consent only if the total cost is two hundred fifty thousand dollars ($250,000) or less and it will not affect in any way the structural, exterior, entry or roof elements of the Building or the Premises, or the mechanical, electrical, plumbing, utility or life safety systems of the Building, but Tenant shall give prior written notice of any such Alterations to Landlord. All Alterations in or to the Premises to which Landlord consents shall be made by Tenant at Tenant’s sole cost and expense as follows:

(a) Tenant shall submit to Landlord, for Landlord’s prior written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s) reasonably approved in writing by Landlord, shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the basic Building shell or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord in Landlord’s reasonable discretion. Landlord shall respond to Tenant’s plans and specifications (and to any resubmittal of plans) within ten (10) business days of Landlord’s receipt thereof; provided that in the event Landlord fails to respond within such ten (10) business day period, then Tenant shall send a second written notice to Landlord expressly stating Tenant’s intention to exercise its rights under this section 8.1(a) and Landlord’s non-response to such second notice within five (5) days after Landlord’s receipt thereof shall be deemed approval of the plans and specifications. Tenant shall provide Landlord advance written notice of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications. Landlord shall notify Tenant in writing whether Landlord approves or disapproves such architect(s) and engineer(s). Landlord’s approval or consent to any such work shall not impose any liability upon Landlord, and no action taken by Landlord in connection with such approval, including, without limitation, attending construction meetings of Tenant’s contractors, shall render Tenant the agent of Landlord for purposes of constructing any Alterations.

(b) If Landlord disapproves such plans and specifications, or any portion thereof, Landlord shall notify Tenant of such disapproval and of the revisions which Landlord requires in order to obtain Landlord’s approval within a reasonable period of time. Thereafter, if Tenant desires to proceed with Alterations, then Tenant shall submit to Landlord revised plans and specifications incorporating the revisions required by Landlord. Such revisions shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned, or delayed. Tenant shall pay all actual and reasonable out-of-pocket costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

(c) Tenant shall pay for all work (including, without limitation, the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the Alterations. Tenant shall engage responsible licensed contractor(s) reasonably approved in writing by Landlord to perform all work. Tenant shall provide Landlord advance written notice of the contractors, subcontractors, mechanics and materialmen whom Tenant proposes to engage for the work, all of which shall be licensed in the State in which the Building is located and capable of being bonded. Landlord shall notify Tenant in writing whether Landlord approves or disapproves such contractor(s) within five (5) business days following Landlord’s receipt of Tenant’s written notice. All contractors and other persons shall at all times be subject to Landlord’s control while in the Building. For such Alterations having a cost equal to or greater than $1,000,000, Landlord shall have the right to require that any such contractor engaged by Tenant shall, prior to commencing work in the Premises, provide Landlord with a payment and performance bond and a labor and materials payment bond from a surety reasonably acceptable to Landlord in the amount of the contract price for the work naming Landlord and Tenant (and any other person designated by Landlord) as co-obligees. Prior to the commencement of any Alterations, if required by Landlord, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in form approved by Landlord covering the full cost of such Alterations. Under no circumstances shall Landlord be liable to Tenant for any liability, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work. In addition, Tenant acknowledges and agrees that any and all Alterations have not been expressly or impliedly required as a condition to the execution of this Lease for the use of the Premises permitted under this Lease or in lieu of payment of rent.

(d) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least ten (10) business days prior to such date (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall cause all work to be performed by the licensed contractor(s) reasonably approved in writing by Landlord in accordance with the plans and specifications approved in writing by Landlord and in full compliance with all applicable codes, laws, ordinances, rules and regulations.

(e) All material changes in the plans and specifications approved by Landlord shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant’s architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord’s written approval. If Landlord disapproves such change, Landlord shall specify in writing the reasons for disapproval. If Tenant desires to proceed with such Alterations, then such plans and specifications shall be revised by Tenant and resubmitted to Landlord for Landlord’s written approval. After Landlord’s written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

(f) Tenant shall pay Landlord on demand prior to or during the course of construction of any Alterations an amount (the “Supervision Fee”) equal to two percent (2%) of the hard cost of such Alteration as compensation to Landlord for Landlord’s review of the plans and specifications for such Alterations and general oversight of the construction. In addition, Tenant shall pay to Landlord any actual, reasonable direct costs incurred by Landlord with respect to any Alterations made by Tenant (beyond the normal services provided to tenants in the Building) and shall reimburse Landlord for all actual, reasonable out-of-pocket expenses incurred by Landlord in connection with the review, approval and supervision of such Alterations.

8.2 All Alterations, including, without limitation, carpeting and all other improvements made pursuant to Exhibit B, if any, whether temporary or permanent in character, made in or to the Premises either by Tenant or by Landlord shall become part of the Building and Landlord’s property. At Landlord’s sole election any or all Specialty Alterations (as defined below) made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Specialty Alterations, ordinary wear and tear excepted; provided that Landlord has notified Tenant concurrently with Landlord’s consent that such Specialty Alteration must be removed at the expiration or sooner termination of this Lease. The removal of the Specialty Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord (such approval not to be unreasonably withheld, conditioned, or delayed), in which event Tenant shall pay the general contractor’s fees and costs in connection with such work. Tenant shall not be required to remove any Alterations except Specialty Alterations as required above. Movable furniture, equipment, trade fixtures and personal property (except partitions) shall remain the property of Tenant and Tenant shall, at Tenant’s expense, remove all such property from the Building at the end of the Lease Term. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 8.2 to be performed after such termination. Subject to Tenant’s compliance with the terms and provisions of this Article 8, Tenant shall have the right to install a security system for the Premises, which shall thereafter be maintained and removed (on or prior to the Expiration Date) at Tenant’s sole cost and expense.

8.3 “Specialty Alterations” shall mean improvements that (i) perforate a floor slab in the Premises or a wall that encloses the core of the Premises, (ii) require the reinforcement of a floor slab in the Premises, (iii) consist of the installation of a raised flooring system, (iv) consist of the installation of a vault or other similar device or system that is intended to secure the Premises or a portion thereof in a manner that exceeds the level of security that a reasonable person uses for ordinary office and R&D space, (v) involve material plumbing connections (such as kitchens and executive bathrooms outside of the Building core), or (vi) affect in any material way the structural, exterior, entry or roof elements of the Building or the Premises, or the mechanical, electrical, plumbing, utility or life safety systems of the Building.

8.4 Tenant hereby acknowledges that notwithstanding anything contained herein to the contrary, Landlord is not and shall not be deemed to be a “participating owner” with respect to any Alterations (including, without limitation, the improvements made pursuant to Exhibit B, if any) made in or to the Premises. Prior to commencement of any work at the Premises, Tenant shall obtain from all contractors, subcontractors, laborers, materialmen, and suppliers performing work in the Premises for Tenant a writing or writings duly executed by authorized representatives of such contractors, subcontractors, laborers, materialmen, or suppliers containing the following language or substantially identical provisions:

“Contractor acknowledges and agrees that it is performing a work of improvement on a Tenant’s leasehold interest and agrees to limit any right to impose a mechanic’s or materialman’s lien to Tenant’s leasehold interest. Contractor further agrees that the work of improvement is not being performed at Landlord’s insistence, is not being performed for the benefit of Landlord or Landlord’s ownership (fee) interest, and that Landlord is not directing Contractor’s work. Contractor further agrees that Landlord is not participating in the work of improvement or in Tenant’s enterprise. Contractor further agrees that it will provide Landlord with written notice of commencement of work within three (3) business days following commencement, so that Landlord may timely post a Notice of Non-Responsibility. Contractor waives and relinquishes the benefit of the “participating owner” doctrine as stated in California law, and further waives and relinquishes any right it may otherwise have had to impose any mechanic’s or materialman’s lien on Landlord’s ownership interest in the property.”

ARTICLE 9

Liens

9.1 Tenant shall keep the Premises and the Building free from mechanics’, materialmen’s and all other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Building and the Premises from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

ARTICLE 10

Maintenance and Repairs

10.1 Subject to Landlord’s obligations set forth in Section 1.2 and Section 10.2, Tenant shall, at all times during the Lease Term and at Tenant’s sole cost and expense, maintain, repair and replace all non-structural parts of the Premises (excluding only the foundation, the roof structure and membrane, and the load-bearing portions of load-bearing walls), including, without limitation, all Building systems, all of Tenant’s signs, all windows, doors, truck doors, and other penetrations in the outer walls of the Premises, all loading docks and lifts that serve the Premises, floor coverings, ceilings, elevators, all HVAC equipment and systems and all other mechanical, electrical, plumbing, lighting, life-safety, and utility systems, equipment, conduits, pipes, ducts, and lines, and all fixtures and appliances in as good order and operating condition as received, ordinary wear and tear and damage thereto by fire or other casualty or by condemnation excepted. Tenant will also repair, or reimburse Landlord for, any blockage of or damage to the sewer lines and sewer system at the Building that results from anything that enters the sewer lines from the Premises that should not reasonably enter the sewer lines (provided that the same was not caused by Landlord any party under Landlord’s control). Tenant will provide and pay for all garbage removal from the Premises. If Landlord designates a garbage removal service for the Building, Tenant will use that service and pay Tenant’s Percentage Share of the cost on the first day of each calendar month in advance. Tenant will perform all repairs and replacements with first-class materials and with first-class workmanship. Tenant will, at Tenant’s sole cost, maintain throughout the Lease Term a regularly scheduled preventative maintenance and service contract or contracts with a contractor or contractors specializing and experienced in the maintenance of HVAC equipment, for the maintenance of the HVAC systems. The maintenance and service contract shall include all services suggested by the equipment manufacturer and shall become effective (and Tenant shall deliver a copy to Landlord) within thirty (30) days after the Commencement Date. Tenant shall at all times maintain the HVAC systems in compliance with all applicable federal, state and local laws. If a leak occurs in any portion of the HVAC systems, Tenant shall promptly repair such leak in compliance with all applicable federal, state and local laws and complete such repairs within any deadline imposed by such federal, state or local laws. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or related to any failure by Tenant to maintain the HVAC systems in compliance with all applicable federal, state and local laws or any failure by Tenant to repair any leak in any portion of the HVAC systems in compliance with all applicable federal, state and local laws. If Tenant replaces any part or component of the HVAC systems and receives a warranty from the manufacturer or a guaranty by the installer, Tenant shall furnish a duplicate original of each such warranty and guaranty to Landlord. Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises with the HVAC systems in as good condition and working order as received, reasonable wear and tear, casualty, and condemnation excepted. Notwithstanding anything to the contrary contained herein, simultaneously with the Tenant Improvements, Tenant shall replace the HVAC units listed in Exhibit H-1 attached hereto (“Tenant’s HVAC Work”). In consideration for the foregoing, the Tenant Improvement Allowance shall be increased by an amount equal to Twenty Thousand Dollars ($20,000.00) for each unit, for a total of Three Hundred Twenty Thousand Dollars ($320,000.00), which shall be disbursed to Tenant in accordance with the terms and provisions of Section 4(b) of Exhibit B attached hereto. For the avoidance of doubt, such funds may be utilized for the replacement of any HVAC unit serving the Premises and will not be limited to the replacement of those specific units indicated in Exhibit H-1. Notwithstanding the foregoing, if any portion of the HVAC systems being replaced by Tenant in accordance with Exhibit H-1 attached hereto needs to be replaced on or after the Delivery Date, Tenant, at Tenant’s option, shall either replace such HVAC system or require Landlord, upon thirty (30) days’ notice to Landlord, to replace the HVAC systems, in which case Tenant will reimburse Landlord for the cost incurred by Landlord in replacing such HVAC systems within thirty (30) days following demand from Landlord; provided, however, that any capital repairs or replacements of the HVAC systems shall be reasonably amortized over the estimated life of such HVAC system in accordance with GAAP, together with interest at the rate of seven percent (7%) per annum, or such higher annual rate as Landlord may actually have to pay. With respect to any of the existing HVAC units that are not being replaced by Tenant in accordance with Exhibit H-1 attached hereto, if such existing HVAC units require replacement during the first five (5) years following the Delivery Date, then Landlord shall pay the cost of such replacement, and if any such existing HVAC units require replacement from and after the date that is five (5) years following the Delivery Date, then the cost of such replacement shall be amortized as set forth in the preceding sentence and Tenant shall reimburse Landlord for such amortized cost. Tenant hereby waives all rights under California Civil Code section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code section 1942 or any other law, statute or ordinance now or hereafter in effect. Except as expressly set forth herein, Landlord has no obligation and has made no promise to alter, remodel, improve, repair, maintain, decorate or paint the Premises or the Building or any part thereof or any equipment, fixtures or improvements therein.

10.2 Landlord shall at its sole cost maintain the foundation, roof, exterior face of exterior walls, and the load-bearing portions of load-bearing walls and other structural portions of the Building, in reasonably good order and condition. In addition, Landlord shall maintain and repair, subject to reimbursement from Tenant pursuant to section 4.1 above, the roof membrane. Any damage in or to any such areas or elements caused by Tenant or any agent, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall reimburse Landlord therefor on demand, as additional rent. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of any access control service, device or personnel, except to the extent the same is caused by Landlord’s (or any of its agents’, employees’, or contractors’) gross negligence or willful misconduct.

ARTICLE 11

Damage or Destruction

11.1 If all or any part of the Premises or any material portion of the balance of the Real Property is damaged by fire or other casualty (a “Casualty”), Landlord shall, within sixty (60) days of the date of the damage, give Tenant written notice of Landlord’s reasonable estimate of the time required from the date of the damage to repair the damage (the “Damage Estimate”). Landlord shall diligently proceed to repair the damage and this Lease shall remain in full force and effect if (i) the damage is caused by a peril covered by Landlord’s insurance (or would be covered by Landlord’s insurance had Landlord maintained a standard Special Form (formally all risk) insurance policy for full replacement cost of the Building) and the proceeds from such insurance are or would have been sufficient (without considering any deductible amounts) to repair the damage (an “Insured Casualty”), and the Damage Estimate is two hundred seventy (270) days or less, or (ii) the damage is caused by a peril not covered (or would be covered by Landlord’s insurance had Landlord maintained a standard Special Form (formally all risk) insurance policy for full replacement cost of the Building) by Landlord’s insurance or the proceeds from Landlord’s insurance are not or would not have been sufficient (without considering any deductible amounts) to repair the damage (an “Uninsured Casualty”), and the Damage Estimate is ninety (90) days or less. If the Damage Estimate is more than two hundred seventy (270) days, in the case of an Insured Casualty, or more than ninety (90) days, in the case of an Uninsured Casualty, Landlord, at its option exercised by written notice to Tenant within sixty (60) days of the date of the damage, shall either (a) diligently proceed to repair the damage, in which event this Lease shall continue in full force and effect (subject to this Article 11), or (b) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice. Notwithstanding the foregoing, Landlord shall not be obligated to repair or replace any of Tenant’s movable furniture, equipment, trade fixtures, and other personal property, nor any above Building standard Alterations that were installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant’s request, whether prior or subsequent to the commencement of the Lease term), and no damage to any of the foregoing shall entitle Tenant to any rent abatement, and Tenant shall, at Tenant’s sole cost and expense, repair and replace such items. All such repair and replacement of above Building standard Alterations shall be constructed by Tenant in accordance with Paragraph 9 above regarding Alterations. Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows: (i) the closure of the Building, the common areas, or any part thereof to protect public health as required by Legal Requirements shall not constitute a Casualty for purposes of this Lease, (ii) Casualty covered by this Article 11 shall require that the physical or structural integrity of the Premises, the Building, or the common areas is degraded as a direct result of such occurrence, and (iii) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

11.2 If (i) the damage is to the Premises or if the Building is so damaged that access to or use and occupancy of the Premises is materially impaired, (ii) the Damage Estimate is more than two hundred seventy (270) days, (iii) the damage was not directly caused by the negligence or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, licensees, invitees, guests or customers, and (iv) Landlord does not give notice terminating this Lease within the sixty (60) day period provided above, then Tenant may give notice to Landlord, within thirty (30) calendar days after the expiration of the aforesaid sixty (60) day period, terminating this Lease as of the date specified in Tenant’s termination notice, which date shall not be before the date of such notice or more than thirty (30) days after the date of Tenant’s termination notice.

11.3 Notwithstanding anything to contrary contained in this Paragraph 26, if the initial Damage Estimate is more than ninety (90) days, and the damage occurs during the last twelve (12) months of the Lease term, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other, in the case of Landlord together with the Damage Estimate, or, in the case of Tenant, within thirty (30) days of Tenant’s receipt of the Damage Estimate, and this Lease shall terminate as of the date specified by the party in its termination notice, which date shall not be before the date of such notice or more than thirty (30) days after the date of such notice.

11.4 A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.

11.5 Notwithstanding anything to the contrary contained herein, during any period of time that the Premises or a portion thereof is rendered unusable due to Casualty (except to the extent caused by Tenant, its agents, contractors, or employees), Tenant’s Rent obligations hereunder shall be abated in proportion to such portion of the Premises which has been rendered unusable until such time that use of the Premises has been restored to Tenant.

ARTICLE 12

Subrogation

12.1 Each party hereto hereby releases the other respective party and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Building, the Premises or any of such releasing party’s fixtures, personal property, improvements and alterations in or about the Premises or the Building that is caused by or results from risks insured against under any fire and extended coverage insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable). For purposes of this section 12.1, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to section 13.2 but not actually carried by Tenant, and Landlord shall be deemed to carry standard, commercially reasonable fire and extended coverage policies on the Building in addition to the insurance policies required pursuant to Section 13.5. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

ARTICLE 13

Indemnification and Insurance

13.1 Tenant hereby waives all claims against Landlord, Landlord’s members, partners, shareholders, trustees, and beneficiaries, the Building’s property manager, and Landlord’s asset manager, and their respective officers, directors, agents, servants, employees and independent contractors (collectively, the “Landlord Parties”), for damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever other than by reason of the gross negligence or willful misconduct of Landlord. Tenant further assumes all risk of, and agrees that Landlord and the Landlord Parties shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) sustained as a result of the Premises having been inspected by a Certified Access Specialist (CASp) at Tenant’s request. Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with or arising from (a) any cause whatsoever in, on or about the Premises or any part thereof arising at any time during the Term of this Lease or any period that Tenant has possession of the Premises other than by reason of the gross negligence or willful misconduct of Landlord (or any of its agents, employees, or contractors), or (b) any act or omission of Tenant or its agents, employees, contractors, invitees or licensees in, on or about any part of the Building other than the Premises, or (c) any breach by Tenant of the terms of this Lease beyond applicable notice and cure periods. Landlord shall indemnify, defend and hold harmless Tenant from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with or arising from the gross negligence or willful misconduct of Landlord or any Landlord Parties. This Article 13 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

13.2 Tenant shall, at Tenant’s sole cost and expense, obtain and keep in force during the term of this Lease the following insurance:

(a) Workers’ compensation and employers’ liability insurance policies with a minimum limit of $1,000,000. The policies shall contain a Waiver of Subrogation endorsement in favor of the Landlord Parties.

(b) If applicable, automobile liability insurance policy containing liability symbol “1” (any automobile), including owned, non-owned and hired automobiles, with a combined single limit of $2,000,000 for bodily injury and property damage or equivalent approved by Landlord.

(c) An occurrence form commercial general liability insurance policy with coverage at least as broad as ISO form CG0001 with limits of not less than $1,000,000 per occurrence and $2,000,000 aggregate, and will not provide for a self-insured retention or deductible in excess of $25,000. Such insurance shall include Legal Liability limits of $1,000,000 per occurrence, and $2,000,000 products/completed operations coverage and such insurance shall be primary insurance as respects any claims, losses or liability arising directly or indirectly from the Tenant’s operations and/or occupancy, and any other insurance maintained by Landlord shall be excess and not contributory with the insurance required hereunder. Said insurance policies shall include an endorsement, providing that the Landlord Parties and their officers and employees are additional insured using CG 2011 or comparable wording. The Additional Insured(s) endorsement shall be at no cost to Landlord or the other additional insured(s). All such insurance shall insure the performance by Tenant of the indemnity agreement set forth in section 13.1 hereof.

(d) Umbrella liability insurance policy with a limit of not less than $5,000,000. The policy shall provide excess coverage over Tenant’s Employers’ Liability, Automobile Liability and Commercial General Liability coverages.

(e) Insurance policy for full replacement cost of the Tenant’s movable furniture, equipment, trade fixtures and personal property in the Premises, as well as any Tenant Improvements and Alterations, with special form cause of loss (including sprinkler leakage) with agreed value endorsement. Loss of business income and continuing expense coverage will be included for a minimum of 12 months including continuing rents expense. Tenant will name Landlord as loss payee for all such insurance as respects their interest in the tenant improvements and betterments. All amounts received by Tenant under the insurance specified in this section 13.2 shall first be applied to the payment of the cost of the repair and replacement Tenant is obligated to do under Article 11 hereof.

13.3 Landlord makes no representation that the limits of liability required hereunder shall be adequate to protect Tenant. In addition, Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain commercially reasonable and standard insurance as determined by Landlord (which insurance coverages may be greater than those set forth in section 13.2 above and which may include types of insurance not specified above with respect to Tenant) and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

13.4 All insurance required under this Article 13 and all renewals thereof shall be issued by good and responsible companies rated not less than A-:VIII in Best’s Insurance Guide and qualified to do and doing business in the State in which the Building is located. Each policy, other than Tenant’s workers’ compensation insurance, shall: (a) if available, provide that the policy shall not be canceled or altered without thirty (30) days’ prior written notice to Tenant (and Tenant shall provide said notice to Landlord within five (5) days after receipt thereof), and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Tenant and such period of thirty (30) days shall have expired (provided that if such 30 day notice is not available in any policy, then Tenant shall be required hereunder to provide such notice to Landlord in writing at least thirty (30) days prior to any such cancellation or alteration); (b) protect Tenant, as named insured, and Landlord and all the other Landlord Parties and any other parties designated by Landlord, as additional insureds, using such ISO or other form of endorsement as directed in writing by Landlord; (c) intentionally omitted; (d) include all waiver of subrogation rights endorsements necessary to effect the provisions of Article 12 above; (e) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Landlord Parties, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant; (f) specifically include all liability assumed by Tenant under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant’s indemnity obligations under this Lease); and (g) if subject to deductibles, shall provide for deductible amounts not in excess of the maximum amount permitted above. Tenant shall deliver certificates of insurance, reasonably acceptable to Landlord, to Landlord upon policy expiration. If Tenant fails to insure or fails to furnish to Landlord within ten (10) days following notice from Landlord to do so any such certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent within ten (10) business days.

ARTICLE 14

Compliance With Legal Requirements

14.1 Tenant shall, at its sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, directives, orders, guidelines and other requirements of any governmental entity, governmental agency or public authority now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any direction or certificate of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, or requirements to cease or reduce Tenant’s business operations in or Tenant’s use of the Premises, or the operation, use or maintenance of any equipment, fixtures or improvements in the Premises (collectively, “Legal Requirements”), excluding requirements of structural or non-structural alterations or improvements not related to or affected by Tenant’s specific use of the Premises or by Alterations made by or for Tenant at Tenant’s request. Notwithstanding anything to the contrary contained herein, Landlord hereby agrees that Tenant shall have no responsibility for failure of the Premises or the Building to comply with Legal Requirements which are in effect and applicable to the Premises or the Building as of the Commencement Date; provided, however, in the event any modifications or improvements to correct a noncompliance are required as a result of any Alterations made by or for Tenant or Tenant’s particular use of the Premises, then Tenant shall be responsible at its sole cost and expense for such modifications or improvements to correct the noncompliance.

ARTICLE 15

Assignment and Subletting

15.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord, not to be unreasonably withheld, conditioned, or delayed, subject to the terms of this Article 15. For purposes of this Lease, any of the following transfers on a cumulative basis shall constitute an assignment of this Lease (“Change of Control”): if Tenant is a corporation, the transfer of more than forty-nine percent (49%) of the stock of the corporation; if Tenant is a partnership or a limited liability company, the transfer of more than forty-nine percent (49%) of the capital or profits or partnership or membership interests in the partnership or limited liability company; and if Tenant is a trust, the transfer of more than forty-nine (49%) of the beneficial interest under the trust. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease.

15.2 If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall provide Landlord written notice identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease, and a copy of all documentation pertaining to such assignment or sublease (except that Landlord shall have the right to require that Tenant and such assignee or subtenant execute Landlord’s standard and reasonable form of consent document). Tenant shall give Landlord such additional information as Landlord reasonably requests concerning the intended assignee or subtenant (including, without limitation, current financial statements) or the intended assignment or sublease. Without limiting or excluding other reasonable grounds for withholding Landlord’s consent to a proposed assignment or sublease, Landlord shall have the right to withhold consent if (a) the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is prohibited by this Lease or any laws, covenants, or restrictions applicable to the Building, (b) it is not demonstrated to the reasonable satisfaction of Landlord that the proposed assignee or subtenant is financially able to perform all of the obligations of Tenant under this Lease, (c) the space will be used for a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, or any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or (d) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings.

15.3 Notwithstanding anything to the contrary in this Article 15, if Tenant wishes to assign this Lease or sublease all or any part of the Premises to any third party other than an Affiliate or pursuant to a Change of Control, Landlord shall have the right, by giving notice to Tenant within thirty (30) days after Tenant requests the consent of Landlord (i) in the event of an assignment of this Lease, to terminate this Lease effective as of the date such assignment would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease), or (ii) in the event of a sublease for a term substantially equal to the remainder of the Term of this Lease, to terminate this Lease as it pertains to the portion of the Premises so proposed by Tenant to be sublet effective as of the date such sublease would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease with respect to such portion of the Premises). In event that Landlord exercises the rights provided in this section 15.3 to recapture a portion of the Premises, then the cost of demising such recaptured space from the remainder of the Premises (including, without limitation, the separation of utilities) shall be at Landlord’s sole cost and expense. Notwithstanding anything to the contrary contained herein, in the event that Landlord exercises its rights provided in this section 15.3 to recapture or terminate this Lease, then Tenant may rescind its request for consent by providing written notice to Landlord within 15 days of Landlord’s written notice of Landlord’s exercise of such option.

15.4 Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord’s reasonable attorneys’ and other professional fees (not to exceed Four Thousand Dollars ($4,000.00)), plus (ii) the sum of $750.00 for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs.

15.5 No assignment, sublease, pledge, mortgage, hypothecation or other transfer, nor any consent by Landlord to any of the foregoing, shall release Tenant from any of Tenant’s obligations and liabilities under this Lease or alter the primary liability of Tenant to pay rent and to perform all other obligations to be performed by Tenant hereunder (and Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against such assignee, subtenant or successor), or shall be deemed to be a consent to any subsequent pledge, mortgage, hypothecation, assignment, sublease, or occupation or use by another person. Tenant hereby acknowledges and agrees, and any instrument by which an assignment or sublease is accomplished shall expressly provide: (a) that the assignee will perform and observe all the agreements, covenants and conditions to be performed and observed by Tenant under this Lease as and when performance and observance is due after the effective date of the assignment, (b) that Landlord will have the right to enforce such agreements, covenants and conditions directly against such assignee, (c) in the case of a sublease, the subtenant shall, at Landlord’s election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (d) in the case of an assignment, the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (e) in the case of a sublease, the subtenant agrees that such sublease shall be subject and subordinate to this Lease. Any assignment or sublease without an instrument containing the foregoing provisions shall be void and shall, at the option of Landlord, constitute a default under this Lease. No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease (and any standard form of consent document required by Landlord) has been delivered to Landlord, together with the written consent to such assignment or sublease of any guarantor of Tenant’s obligations hereunder, if any, and certificates evidencing that such subtenant or assignee is carrying all insurance coverage required under this Lease has been provided to Landlord.

15.6 If Landlord consents in writing, then as condition to and in consideration for such consent, all “excess rent” (as hereinafter defined) derived from such assignment or sublease shall be divided and paid fifty percent (50%) to Tenant and fifty percent (50%) to Landlord during each month of the sublease term. Landlord’s share of such excess rent shall be computed monthly and shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent. Tenant shall pay Landlord’s share of such excess rent to Landlord within thirty (30) days as and when such excess rent is received by Tenant. As used in this section 15.6, “excess rent” shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, for any given month exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease for such month (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), after Tenant has recovered all reasonable costs paid by Tenant for brokers’ commissions, attorneys’ fees, improvement costs and Landlord’s review fees with respect to such sublease or assignment. Tenant shall provide to Landlord, within thirty (30) days of Landlord’s execution of Landlord’s consent to the assignment or subletting, a detailed accounting of such costs and reasonable supporting documents.

15.7 Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) treat such sublease as canceled and repossess the entire Premises by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall be in default under this Lease beyond applicable notice and cure periods, Landlord is hereby irrevocably authorized to direct any subtenant to make all payments under or in connection with a sublease directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such subtenant shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.

15.8 Notwithstanding anything to the contrary in sections 15.1, 15.2 or 15.6, but subject to sections 15.4, 15.5 and 15.7, Tenant may, without Landlord’s consent (A) conduct a Change of Control or (B) assign this Lease or sublet the Premises or any portion thereof to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant’s parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, and the power to direct the management of, the relevant entity), or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant’s parent, or to any person or entity which acquires all or substantially all the assets of Tenant as a going concern (including by means of a purchase of all or substantially all of Tenant’s stock) (collectively, an “Affiliate”), provided that (i) the Affiliate’s net worth is not less than the greater of Tenant’s net worth as of the date this Lease is executed and the date immediately prior to the assignment or subletting (or series of transactions of which the same is a part), (ii) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part (e.g. a merger) and where such assignor makes sufficient reserves for contingent liabilities (including its obligations under this Lease) as required by applicable law, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (iii) the Affiliate assumes (in the event of an assignment) in writing all of Tenant’s obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord’s election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (iv) in the case of an assignment by means of a purchase of all or substantially all of Tenant’s stock, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment (by any means), or a sublease, the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein, and (v) in the case of a sublease, the Affiliate executes and Tenant delivers to Landlord a fully executed counterpart of Landlord’s waiver and acknowledgement form for an Affiliate sublease. Tenant shall provide Landlord with at least ten (10) days’ prior written notice of the assignment or subletting, together with evidence that the requirements of this section 15.8 have been met, together with a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate; provided however, if Tenant is prohibited from providing such prior notice as a result of Legal Requirements or a confidentiality or other non-disclosure agreement, Tenant shall provide such written notice and other information as soon as Tenant is permitted to do so. For the purpose of this Lease, sale of Tenant’s capital stock through an initial public offering, any public exchange or issuances for purposes of raising financing shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

ARTICLE 16

Rules and Regulations

16.1 Tenant shall faithfully observe and comply with the rules and regulations (the “Rules and Regulations”) set forth in Exhibit C and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time made in writing by Landlord. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto.

ARTICLE 17

Entry by Landlord

17.1 Upon one (1) business day prior notice (except in an emergency, in which case no prior notice is required), Landlord shall have the right to enter the Premises at any time to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants (during the final twelve (12) months of Lease Term), (c) determine whether Tenant is performing all of its obligations hereunder, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry except to the extent of the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant and approved in writing by Landlord in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in accordance with this Article 17 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

ARTICLE 18

Events of Default

18.1 The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:

(a) Tenant fails to pay any Monthly Rent as and when such rent becomes due and payable and such failure continues for more than five (5) business days after written notice thereof to Tenant; or

(b) Tenant fails to pay any other additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; or

(c) Tenant fails to perform or observe any agreement, covenant or condition according to the provisions of Articles 6, 9, 15, 22 or 25 of this Lease as and when performance or observance is due and such failure continues for more than five (5) business days after Landlord gives written notice thereof to Tenant; or

(d) Tenant fails to perform or observe any other agreement, covenant or condition of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement, covenant or condition, such failure cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure within a reasonable time; or

(e) Tenant or any guarantor of Tenant’s obligations under this Lease (i) is generally not paying its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant (or such guarantor) or of any substantial part of Tenant’s (or such guarantor’s) property, or (v) takes action for the purpose of any of the foregoing; or

(f) A court or governmental authority of competent jurisdiction enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant (or any guarantor of Tenant’s obligations under this Lease) or with respect to any substantial part of Tenant’s (or such guarantor’s) property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Tenant (or such guarantor), or if any such petition is filed against Tenant (or such guarantor) and such petition is not dismissed within sixty (60) days; or

(g) This Lease or any estate of Tenant or any guarantor of Tenant’s obligations under this Lease hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(h) Tenant abandons the Premises for a period of longer than 30 consecutive days, provided Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (ii) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due; or;

(i) Tenant fails to maintain the Letter of Credit pursuant to the terms and provisions of Article 27.

ARTICLE 19

Remedies Upon Default

19.1 Landlord shall have the remedy described in California Civil Code section 1951.2. If an Event of Default occurs, Landlord at any time thereafter shall have the right to give a written termination notice to Tenant (which may be included in a single notice given by Landlord under section 18.1 hereof) and on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which all unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the Interest Rate (as defined in section 31.2 below). The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.

19.2 Landlord shall have the remedy described in California Civil Code section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this Lease and an Event of Default has occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.

19.3 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise, and may be exercised during any eviction moratorium (to the extent allowed by applicable Legal Requirements). Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

19.4 If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default; provided, however, that if such default cannot reasonably be cured within such period of thirty (30) days, a default by Landlord shall not exist as long as Landlord commences with due diligence and dispatch the curing of such default within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such default within a reasonable time. In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages except as expressly set forth herein. Notwithstanding any other provision of this Lease, neither Landlord nor any of the other Landlord Parties shall have any personal liability under this Lease. In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Building and all the proceeds, rents, awards and income derived therefrom, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord or any of the other Landlord Parties. Notwithstanding anything to the contrary contained herein, in the event Landlord fails to cure (or promptly commence and diligently pursue the cure of) any breach or failure by Landlord to comply with any of Landlord’s obligations under this Lease within a reasonable period (not to exceed thirty (30) days except in the case of an emergency in which case such shorter time as is warranted by the particular circumstances) after Landlord’s receipt of written notice of such failure, then Tenant shall have the right (but not the obligation) to perform such obligation on Landlord’s account and Landlord shall reimburse Tenant within thirty (30) days after written demand (which shall include invoices for the amounts requested) for the actual and reasonable amounts expended by Tenant in performing such obligation. If Landlord fails to make any payment of any sum payable to Tenant hereunder within thirty (30) days after Landlord’s receipt of such written demand, and such failure to pay is not due to a good faith dispute with respect to the amount of such payment, then such payment shall bear interest at seven percent (7%) from the thirty-first (31st) day. In the event that Landlord fails to reimburse Tenant as aforesaid within forty-five (45) days from demand, Tenant shall have the right to offset the amount owed to Tenant against the next-accruing installment of Rent due under the Lease until fully satisfied.

19.5 Landlord shall look only to Tenant (or any successor Tenant) and its assets, and not to the past, present or future partners, members, shareholders or principals of Tenant (or any successor Tenant) or such past, present or future partners’, members’, shareholders’ or principals’ assets or the assets of their spouses, families or estates, for the enforcement of any remedy against Tenant (or any successor Tenant) or satisfaction of any judgment against Tenant (and any successor Tenant) in connection with this Lease. In this regard, none of the past, present or future partners, members, shareholders or principals of Tenant (and any successor Tenant) shall have any responsibility or be held personally liable for the performance by Tenant (or any successor Tenant) of its obligations under this Lease. The assets of Tenant (and any successor Tenant) shall include, without limitation, undistributed capital, undistributed earnings, tangible assets, personal property and accounts receivable; provided that, for purposes of the foregoing exculpation provision, neither the negative capital account of a partner, member, shareholder or principal of Tenant (or any successor Tenant) nor any right which Tenant or any trustee or similar person may have to require contributions from any partner, member, shareholder or principal shall be deemed an asset of Tenant (or any successor Tenant).

ARTICLE 20

Landlord’s Right to Cure Defaults

20.1 All agreements to be performed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of rent, except as expressly otherwise set forth in this Lease. If Tenant fails to pay any sum of money required to be paid by Tenant hereunder or fails to perform any other act on Tenant’s part to be performed hereunder, Landlord shall have the right, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All actual and reasonable out-of-pocket sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord within five (5) business days of written demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Interest Rate. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent beyond applicable notice and cure periods hereunder.

ARTICLE 21

Eminent Domain

21.1 If a material part of the Premises is taken for a period in excess of one hundred eighty (180) days by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 21.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 21.1, or if less than a material part of the Premises is so taken, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof shall be reduced as of the date of such taking in the proportion that the usable area of the Premises so taken bears to the total usable area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, this Lease shall terminate as of the date of such taking. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant’s business or the Building to close during the Term, and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

21.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 21.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired Lease Term. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant’s sole cost and expense based on the unamortized cost paid by Tenant for such improvements, for the taking of Tenant’s movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant’s business, or for removal and relocation expenses, but only if such share does not reduce the amount otherwise payable to Landlord.

21.3 Notwithstanding anything to the contrary contained in this Article 21, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

21.4 As used in this Article 21, a “taking” means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain“”. Tenant hereby waives any and all rights it might otherwise have pursuant to section 1265.130 of the California Code of Civil Procedure.

ARTICLE 22

Subordination to Mortgages

22.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord’s interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination; provided however, so long as no Event of Default (or default that subsequently matures into an Event of Default) by Tenant under this Lease has occurred and is continuing, such subordination of this Lease to any mortgage or deed of trust which may exist hereafter is conditioned upon the holder of such mortgage or deed of trust executing and delivering to Tenant a commercially reasonable non-disturbance agreement (“SNDA”) which provides that in the event of a foreclosure of any mortgage or deed of trust hereafter placed on or against the Building or on or against Landlord’s interest or estate therein, or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default exists under this

Lease, and Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such mortgage or deed of trust. Notwithstanding anything to the contrary herein, (i) Landlord and Tenant acknowledge and agree that the execution and delivery of an SNDA substantially in the form of the SNDA attached hereto as Exhibit G will satisfy the condition set forth in the preceding sentence, and (ii) in the event Landlord and its lender execute and deliver an SNDA consistent with the form attached hereto as Exhibit G to Tenant for execution, then this Lease shall automatically be subordinated to the lien of such lender’s mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver within fifteen (15) days of written demand such further commercially reasonable instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord. Tenant hereby acknowledges that, after the date hereof, Landlord may obtain secured financing for the Building secured by a mortgage or deed of trust. If any lender secured or to be secured by a mortgage or deed of trust should require, as a condition to such financing, either execution by Tenant of a commercially reasonable agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, or any modification of the agreements, covenants or conditions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement or modification as required by such lender in commercially reasonable terms within ten (10) business days after receipt thereof; provided, however, that no such modification shall affect Tenant’s right of quiet enjoyment to the Premises, the length of the Lease Term or increase the rent payable by Tenant under Article 3 hereof. Promptly following the full execution of this Lease, Landlord shall request that the holder of any existing Superior Interest execute a written “non-disturbance agreement” in favor of Tenant providing that if Tenant is not in default under this Lease beyond any applicable grace period, such party will recognize this Lease and Tenant’s rights hereunder and will not disturb Tenant’s possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof; provided that if, in order to obtain such non-disturbance agreement Landlord is required to expend any sum, Landlord shall so notify Tenant and Tenant may elect to pay such sum or to withdraw Tenant’s request for such non-disturbance agreement. In no event shall Landlord be required to expend any sums in connection therewith. The failure of any such holder of a Superior Interest to execute and deliver such a non-disturbance agreement upon Landlord’s request shall not constitute a default hereunder by Landlord, it being understood that Landlord’s sole obligation is to request in good faith and diligently pursue the execution and delivery of such agreement.

ARTICLE 23

Surrender of Premises; Ownership and Removal of Trade Fixtures

23.1 No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such subtenants or subtenancies.

23.2 Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 23 and section 8.2 above, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession, ordinary wear and tear and damage thereto by condemnation, fire or other Casualty excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises any security system installed by Tenant, all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions, voice and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed; provided, however, that in lieu of removing certain cabling, Tenant shall, at Landlord’s request, abandon and leave in place, without additional payment to Tenant or credit against rent, any cabling (including conduit) designated by Landlord and installed in the Premises or elsewhere in the Building by or on behalf of Tenant (including all connections for such cabling), in a neat and safe condition in accordance with the requirements of all applicable Legal Requirements, including the National Electric Code or any successor statute, and terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box. Any such property not so removed by Tenant shall be deemed to be abandoned and at the option of Landlord shall either (a) become Landlord’s property without any payment to Tenant or (b) remain Tenant’s property, but Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner, provided that any proceeds realized from the sale of Tenant’s property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations under this Lease (including, without limitation, past due rent amounts and any termination damages owing by Tenant to Landlord pursuant to Article 19 hereof), and any remaining balance shall be returned to Tenant. Notwithstanding anything to the contrary, during the term of the Lease, Tenant reserves the right to remove from the Premises any specialized equipment, tools, trade fixtures, and personal properties installed by and paid for by Tenant, including, without limitation, clean rooms; provided, that Tenant shall repair any damage resulting from such removal.

ARTICLE 24

Sale

24.1 If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner. All liabilities and obligations on the part of the original Landlord or such successor owner that accrued before the sale or conveyance shall remain the responsibility of the original Landlord or such successor owner. This Article 24 shall survive termination of the Lease.

ARTICLE 25

Estoppel Certificate

25.1 At any time and from time to time, but not more than once annually except in connection with either a sale or refinancing of the Building or an Event of Default by Tenant, Tenant shall, within ten (10) business days after written request by Landlord, execute, acknowledge and deliver to Landlord a commercially reasonable certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that, to Tenant’s knowledge, Landlord is not in default hereunder, except as to defaults specified in such certificate; and (e) such other factual matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender and customarily included in commercial estoppel certificates. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

ARTICLE 26

Holding Over

26.1 Any holding over after the expiration or other termination of the Lease Term shall be construed to be a tenancy from month to month only, and shall be on all the terms set forth herein, except that the monthly Base Rent shall be an amount equal one hundred fifty percent (150%) of the monthly Base Rent payable for the last full month of the Lease Term (without giving consideration to any period of abatement arising as a result of the occurrence of any casualty or for any other reason). Acceptance by Landlord of any rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the Lease Term. The provisions of this section are in addition to, and do not affect, Landlord’s right to re-entry or other rights hereunder or provided by law.

26.2 Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, attorneys’ fees, incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises within thirty (30) days after the expiration or earlier termination of the Lease Term, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

ARTICLE 27

Letter of Credit

27.1 Letter of Credit

(a) Contemporaneously with Tenant’s execution of this Lease, as security for the performance by Tenant of Tenant’s obligations hereunder, Tenant shall cause to be delivered to Landlord an original irrevocable standby letter of credit (the “Letter of Credit”) in the amount set forth in the Basic Lease Information (the “Letter of Credit Amount”), naming Landlord as beneficiary. The Letter of Credit shall be issued by a Qualified Bank (as defined below) and have an expiration date not earlier than the sixtieth (60th) day after the Expiration Date (as the same may be extended pursuant to Article 35), or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof, and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, subject to the normal procedures and practices of the Qualified Bank. In addition, the Letter of Credit shall provide that, in the event of Landlord’s assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord to such transferee, without charge and without recourse, to the assignee or transferee of such interest and the bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for payment to Landlord upon the issuer’s receipt of a sight draft from Landlord together with Landlord’s certificate certifying that Landlord is entitled to draw upon the Letter of Credit in accordance with the terms of subsection (c) below, and with no other conditions, shall be in the form attached hereto as Exhibit F, and otherwise be in form and content satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than the Expiration Date, then throughout the term of this Lease (including any renewal or extension of the term) Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires.

(b) As used herein, “Qualified Bank” shall mean a commercial bank (1) that is acceptable to Landlord and is solvent, nationally recognized, and has a local San Francisco Bay Area office which will negotiate or pay letters of credit, (2) which accepts deposits and maintains accounts, (3) that is chartered under the laws of the United States, any State thereof, or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation, and (4) which has a long term rating from Standard and Poor’s Financial Services, LLC of not less than “BBB+” and a long term rating from Moody’s Investors Service, Inc. of not less than “A2” (or in the event such ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service or such other rating service as is reasonably acceptable to Landlord) (collectively, the “Bank’s Credit Rating Threshold”). Landlord hereby approves JP Morgan Chase and Silicon Valley Bank as a Qualified Bank.

(c) Landlord, or its then authorized representatives, shall have the right to draw down an amount up to the face amount of the Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the security for the performance of Tenant’s obligations under this Lease, if any of the following shall have occurred or be applicable (each of the following being an “Letter of Credit Draw Event”): (i) following an Event of Default, for any such amount that is due to Landlord under the terms and conditions of this Lease; (ii) this Lease has terminated prior to the expiration of this Lease term as a result of Tenant’s breach or default beyond applicable notice and cure periods; (iii) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”); (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code and the same is not dismissed or otherwise disposed of within 60 days; (v) this Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code; (vi) the issuing bank has notified Landlord that the Letter of Credit will not be renewed or extended through the existing expiration date thereof; (vii) the issuing bank has failed to notify Landlord that the Letter of Credit will be renewed or extended on or before the date that is sixty (60) days before the applicable Letter of Credit expiration date; (viii) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law; or (ix) Tenant executes an assignment for the benefit of creditors. In addition, it shall be a Letter of Credit Draw Event if (1) the issuing bank is no longer a Qualified Bank (including, without limitation, any of the applicable ratings of the issuing bank being reduced below the Bank’s Credit Rating Threshold) or (2) there is otherwise a material adverse change in the financial condition of the issuing bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all material respects to the requirements of this Article 27 in the amount of the applicable Letter of Credit Amount, within thirty (30) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary). The Letter of Credit shall be honored by the issuing bank regardless of whether Tenant disputes Landlord’s right to draw upon the Letter of Credit. In addition, in the event the issuing bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, any state regulator, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to fail to meet the requirements of this Article 27, and, within fifteen (15) business days following Landlord’s notice to Tenant of such receivership or conservatorship (the “Letter of Credit FDIC Replacement Notice”), Tenant shall replace such Letter of Credit with a substitute letter of credit from a different Qualified Bank and that complies in all material respects with the requirements of this Article 27, or, if the replacement Letter of Credit cannot be ready within such fifteen (15) business day period, Tenant shall have the right to temporarily post cash with Landlord in an equivalent amount until such time that the replacement Letter of Credit can be provided to Landlord. If Tenant fails to replace such Letter of Credit with such conforming, substitute letter of credit pursuant to the terms and conditions of this section 27(c) (or temporarily post cash in an equivalent amount), then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid fifteen (15) business day period). Tenant shall have no right to voluntarily replace the Letter of Credit without Landlord’s prior written approval, in Landlord’s sole and absolute discretion. Tenant shall be responsible for the payment of any and all costs incurred by Landlord relating to the review of any substitute Letter of Credit (including, without limitation, Landlord’s reasonable attorneys’ fees).

(d) Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Letter of Credit Draw Event and apply the proceeds of the Letter of Credit in accordance with this Article 27. In the event of any Letter of Credit Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, and apply the proceeds of the Letter of Credit to cure any such Letter of Credit Draw Event and/or to compensate Landlord for any and all damages or losses of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from the Letter of Credit Draw Event and/or to compensate Landlord for any and all damages or losses arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in this Lease and Section 1951.2 of the California Civil Code. The use, application, or retention of the Letter of Credit proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such Letter of Credit or the proceeds thereof shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled and shall not constitute a waiver of any other rights of Landlord. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that: (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank; (ii) Tenant is not a third party beneficiary of such contract; (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof; (iv) Tenant has no right to assign or encumber the Letter of Credit or any part thereof and neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance; and (v) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, there is an event of a receivership, conservatorship, bankruptcy filing by, or on behalf of, Tenant, or Tenant executes an assignment for the benefit of creditors, neither Tenant, any trustee, receiver, conservator, assignee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim or rights to the Letter of Credit or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code, any similar State or federal law, or otherwise.

(e) Landlord and Tenant: (i) acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”); (ii) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto; and (iii) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 27 and/or those sums reasonably necessary to (a) compensate Landlord for any actual loss or damage caused by Tenant’s breach of this Lease beyond applicable notice and cure periods, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all actual damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. Notwithstanding anything to the contrary contained herein, provided Tenant is not then in default of this Lease beyond applicable notice and cure periods, Landlord shall return the Letter of Credit to Tenant within sixty (60) days following the expiration or earlier termination of this Lease.

27.2 Reduction in Letter of Credit.

(a) Notwithstanding anything to the contrary herein, provided that no Event of Default (or default that subsequently matures into an Event of Default) by Tenant under this Lease has occurred, Tenant shall be entitled to the following reduction in the Letter of Credit Amount:

(i) On or after the date that is thirty-six (36) months following the Commencement Date (provided however, if such date is more than two (2) months following Tenant’s delivery of its most recent audited financial statements to Landlord, such date shall be postponed until such time as Tenant has delivered new current audited financial statements to Landlord), the Letter of Credit Amount shall be reduced to an amount that is equal to One Million Ten Thousand One Hundred Ninety-Six and Twenty-Three/100ths Dollars ($1,010,196.23), provided that Tenant has achieved as of such date sufficient liquidity for two (2) years of operations (including payment of rent pursuant to this Lease) based on trailing twelve (12) month audited cash flows based upon the last completed audit cycle.

(ii) On or after the date that is seventy-two (72) months following the Commencement Date (provided however, if such date is more than two (2) months following Tenant’s delivery of its most recent audited financial statements to Landlord, such date shall be postponed until such time as Tenant has delivered new current audited financial statements to Landlord), the Letter of Credit Amount shall be reduced to an amount that is equal to Six Hundred Seventy-Three Thousand Four Hundred Sixty-Four and Fifteen/100ths Dollars ($673,464.15), provided that Tenant has achieved as of such date sufficient liquidity for two (2) years of operations (including payment of rent pursuant to this Lease) based on trailing twelve (12) month audited cash flows based upon the last completed audit cycle.

(b) If Tenant is entitled to a reduction in the Letter of Credit Amount pursuant to the terms hereof, then Tenant shall have the right, by written notice to Landlord delivered at any time on or following the respective dates set forth in section 27.2(a) above (each, a “LC Reduction Notice”), requesting that Landlord accept an amendment to the Letter of Credit reducing the Letter of Credit to such reduced Letter of Credit Amount. Provided that Tenant is entitled to such reduction in the Letter of Credit Amount, Landlord shall execute and deliver such amendment to the Letter of Credit as instructed by the Bank. Until such time as such amendment has been delivered to Landlord in accordance with the terms hereof, the Letter of Credit originally held by Landlord hereunder remain subject to draw by Landlord as provided herein.

ARTICLE 28

Signage

28.1 Tenant may, at Tenant’s expense, install a sign identifying Tenant’s business at the entrance to the Premises, on the building and on any monument sign, provided that the design, size, color and location of the sign shall comply with all applicable Legal Requirements and shall be subject to Landlord’s prior approval (such approval not to be unreasonably withheld, conditioned, or delayed) . Tenant’s right to install signage on the external monument sign shall be personal to Original Tenant or to a tenant resulting from a transfer pursuant to Section 15.8 of this Lease.

ARTICLE 29

Waiver

29.1 The waiver by Landlord or Tenant of any breach of any agreement, covenant or condition in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, covenant or condition in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any agreement, covenant or condition in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of acceptance or payment of such rent.

ARTICLE 30

Notices

30.1 All notices that may be given or are required to be given by either Landlord or Tenant to the other under this Lease shall be in writing and shall be either hand delivered, delivered by a nationally recognized overnight courier, or deposited in the United States mail, postage prepaid, certified mail with return receipt requested, and addressed as follows: to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, or at such other place as Tenant may from time to time designate in a notice to Landlord, and, after the Commencement Date, to Tenant at the Premises, or at such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective on the date of delivery. If any notice is not delivered or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party, or due to a refusal to accept the notice by the receiving party, such notice shall be effective on the date delivery is attempted. Any notice under this Lease may be given on behalf of a party by the attorney for such party.

ARTICLE 31

Miscellaneous

31.1 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 15 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Unless required by a lender pursuant to section 22.1, neither this Lease nor any memorandum, short form, affidavit or other writing with respect thereto, shall be recorded by Tenant or anyone acting through, under or on behalf of Tenant. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, except as expressly set forth herein to the contrary, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the rent or other amounts owing hereunder against Landlord. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, including without limitation Landlord’s consent and execution of any lien waiver or estoppel certificate, Tenant shall pay on demand to Landlord all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State in which the Building is located.

31.2 Tenant acknowledges that the late payment by Tenant of any monthly installment of Monthly Rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Monthly Rent is not received by Landlord from Tenant within three (3) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent installment. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any calendar year and after Tenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the said calendar year for a late charge to be incurred. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any Monthly Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each installment of Monthly Rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate (the “Interest Rate”) equal to ten percent (10%) per annum.

31.3 If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant beyond applicable notice and cure periods hereunder if (a) judgment is entered in favor of Landlord, or (b) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

31.4 Exhibit A-1 (Plan Outlining the Premises), Exhibit A-2 (EV Charging Stations Location), Exhibit B (Initial Improvement of the Premises) and Exhibit C (Rules and Regulations) and any other attachments specified in the Basic Lease Information are attached to and made a part of this Lease.

31.5 Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) punitive, exemplary or consequential damages, in each case, however occurring in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; or the performance of any obligation or the exercise of any right under this Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys’ fees, costs and expenses as provided in this Lease, for any breach of this Lease.

31.6 Intentionally Omitted.

31.7 Intentionally Omitted.

31.8 Within ten (10) business days following Landlord’s written request (which request shall not be made more than once in any 12 month period) Tenant shall furnish to Landlord, if available, copies of true and accurate then-current audited financial statements for the most recently completed fiscal year, as prepared on an audited basis by the independent certified public accountants of Tenant (which accountants shall be from a reputable national or regional accounting firm) in accordance with GAAP, and certified by a responsible officer of Tenant as presenting fairly in all material respects the financial condition and results of operations of Tenant; provided, however, in the event audited financials have not yet been prepared at the time of Landlord’s request then Tenant shall provide Tenant’s most recent internally prepared financial statements reflecting Tenant’s then current financial situation. In addition, in the event Landlord contemplates a financing or sale of the Building, then within fifteen (15) days after Landlord’s request therefor, Tenant shall furnish to Landlord copies of Tenant’s most recent internally prepared financial statements reflecting Tenant’s then current financial situation. Landlord shall use good faith efforts to keep such information received from Tenant confidential, except that Landlord may disclose such financial information received from Tenant to any lender or prospective lender for, or purchaser or prospective purchaser of, the Building, as necessary in the course of any litigation arising out of or concerning this Lease provided Landlord notified such party of the confidential nature of such financial statements, or as required by applicable law, and provided however that the foregoing confidentiality requirement shall be inapplicable in the event the subject financial information is made publicly available by the Securities and Exchange Commission or any other governmental body. “GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Tenant, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

31.9 Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building and all the proceeds, rents, awards and income derived therefrom as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord’s obligations or actions under this Lease.

31.10 Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, its attorneys, to an assignee of this Lease or sublessee of the Premises, to any lenders, purchasers, investors, brokers, shareholders or to an entity or person to whom disclosure is required for Tenant to administer this Lease or by applicable law (including but not limited to in connection with reporting requirements of the Securities and Exchange Commission or any other governmental body) or in connection with any action brought to enforce this Lease.

31.11 Landlord and Tenant agree that the rentable area of the Premises as calculated as of the date of this Lease is accurately set forth in the Basic Lease Information. The square footage figures contained in this Lease are final and binding on the parties.

ARTICLE 32

Real Estate Brokers

32.1 Tenant and Landlord each warrants and represents that it has negotiated this Lease directly with the real estate brokers specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesperson to act for it in connection with this Lease. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, arising from any claim for any compensation, commission or finder’s fee by any real estate broker or salesperson actually or allegedly representing or acting on behalf of Tenant other than those specified in the Basic Lease Information. Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, arising from any claim for any compensation, commission or finder’s fee by any real estate broker or salesperson actually or allegedly representing or acting on behalf of Landlord other than those specified in the Basic Lease Information. Landlord shall be solely responsible for paying the real estate brokers specified in the Basic Lease Information a commission pursuant to the terms of a separate written agreement.

ARTICLE 33

Authority; Financing

33.1 If Tenant is a corporation, partnership, limited liability company, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Building is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

33.2 Intentionally omitted.

33.3 If Landlord is a corporation, partnership, limited liability company, trust, association or other entity, Landlord and each person executing this Lease on behalf of Landlord, hereby covenants and warrants that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Building is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so.

ARTICLE 34

Complete Agreement

34.1 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

ARTICLE 35

Option to Renew

35.1 Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon the expiration of the initial Lease Term. The renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than twelve (12) months nor earlier than fifteen (15) months prior to expiration of the then existing Lease Term. Notwithstanding the foregoing, at Landlord’s election, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if on the date that Tenant exercises the renewal option or as of the date immediately preceding the commencement of the renewal period: (a) Tenant is then, or during the final eighteen (18) months of the Lease Term has been in, default under the Lease beyond any applicable cure periods; (b) all or more than 30% of the Premises is sublet to any third party other than an Affiliate; (c) the Lease has been assigned to any third party other than an Affiliate prior to such date; or (d) the Tenant originally named herein or an Affiliate is not occupying the Premises; or (e) the Premises is not intended for the exclusive use of Tenant or an Affiliate during the renewal term.

35.2 If Tenant exercises the renewal option, then all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Lease Term shall apply during the renewal term, except that (a) Tenant shall have no further right to renew this Lease, (b) Tenant shall take the Premises in their then “as-is” state and condition, and (c) subject to section 35.5 below, the Base Rent payable by Tenant for the Premises shall be the then fair market rent for the Premises based upon the terms of this Lease, as renewed. Fair market rent shall include the periodic rental increases that would be included for space leased for the period the space will be covered by the Lease.

35.3 For purposes of this Article 35, the term “fair market rent” shall mean the rental rate for comparable space under primary lease (and not sublease) to new tenants, taking into consideration the quality of the Building and such amenities as existing improvements and the like, situated in similar buildings in comparable locations in Fremont, California, in comparable physical and economic condition, taking into consideration the then prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g., not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate).

35.4 The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing four (4) months prior to commencement of the renewal period. If Landlord and Tenant are unable to agree upon the fair market monthly rent within said thirty (30) day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Exhibit D attached hereto.

35.5 Notwithstanding anything in the foregoing or Exhibit D attached hereto to the contrary, in no event shall the Base Rent during the renewal period be less than the amount of Base Rent payable by Tenant (for all of the Premises leased hereunder) under this Lease for the calendar month immediately preceding the commencement of the renewal period.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Office Lease as of the date first hereinabove written.

TENANT: ALAMAR BIOSCIENCES, INC., a Delaware corporation		LANDLORD: JCGC FREMONT OWNER LLC, a Delaware limited liability company
By:	/s/ Yuling Luo	By:	/s/ Brian Hecktman
Name: Yuling Luo		Name: Brian Hecktman
Title: CEO		Title: Authorized Signatory

EXHIBIT A-1

Plan Outlining the Premises

EXHIBIT A-1

A-1

EXHIBIT A-2

EV Charging Stations Location

EXHIBIT A-2

EXHIBIT B

Initial Improvement of the Premises

1. Tenant Improvements.

a. Landlord hereby appoints Rick Lafranchi (phone: [***], email: [***]) as Landlord’s representative to act for Landlord in all matters covered by this Exhibit B. Tenant hereby appoints Dan Zhang, VP of Operations (phone: [***], email: [***]) as Tenant’s representative to act for Tenant in all matters covered by this Exhibit B. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Exhibit B shall be directed to Landlord’s representative or Tenant’s representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Exhibit B. Either Landlord or Tenant may change its representative at any time by written notice to the other. Each party warrants and represents to the other party that its representative is duly authorized to act on its behalf with respect to all matters covered by this Exhibit B, and agrees that the other party and the other party’s agents shall be entitled to rely on all requests, instructions, authorizations, approvals and other communications of any nature by, of or from such its representative, it being agreed to by such party that such requests, instructions, authorizations, approvals and other communications shall be binding on such party for all purposes.

b. Tenant shall also have the right to perform certain additional alterations and improvements to the entirety of the Premises (all such work performed by Tenant pursuant to this Exhibit B that are permanently affixed to the Premises shall be referred to as the “Tenant Improvements”), and, notwithstanding anything to the contrary contained herein, no work performed within the Phase 2 Premises shall be deemed to have triggered the Phase 2 Commencement Date. With respect to the Phase 2 Premises, Tenant shall perform at a minimum the improvements described in Schedule 2 attached hereto (the “Phase 2 Scope of Work”), which shall be completed by Tenant within nine (9) months following the Phase 2 Commencement Date, and Tenant’s failure to timely complete such Phase 2 Scope of Work in accordance with the requirements of this Exhibit B shall be a default under this Lease, in which event Landlord shall have all remedies available pursuant to this Lease and applicable Legal Requirements. The Tenant Improvements shall be built in accordance with the Preliminary Space Plan (as defined below) referenced in Paragraph 2.a. below, subject to such modifications as may subsequently be proposed by Tenant and reasonably agreed upon by Landlord pursuant to this Exhibit B.

2. Construction Drawings.

a. Preliminary Space Plan. Landlord and Tenant have approved the preliminary space plan for the Tenant Improvements attached hereto as Schedule 1 (the “Preliminary Space Plan”).

b. Construction Drawings. Tenant shall retain an architect/space planner for the Tenant Improvements reasonably acceptable to Landlord (the “Architect”). The Architect shall be responsible to prepare all plans and drawings (“Construction Drawings”) with respect to the Tenant Improvements. Landlord’s review of the Construction Drawings as set forth in this Section 2, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Landlord shall either approve or reasonable disapprove such Construction Drawings within five (5) business day from submittal. If Landlord fails to respond within such five (5) business day period, then Tenant shall send a second written notice to Landlord requesting such approval and expressly stating Tenant’s intention to exercise its rights under this section 2(b) of Exhibit B and Landlord’s non-response to such second notice within five (5) days after Landlord’s receipt thereof shall be deemed approval of the Construction Drawings.

EXHIBIT B

c. Final Space Plan. Tenant shall supply Landlord with two (2) copies signed by the Architect of the final space plan for the Tenant Improvements (the “Final Space Plan”), which shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Within ten (10) business days after delivery of the proposed Final Space Plan, Landlord shall either approve the proposed Final Space Plan or advise Tenant if the same is unsatisfactory or incomplete in any respect; provided that Landlord’s approval shall not be unreasonably withheld or conditioned. If Landlord fails to respond within such ten (10) business day period, then Tenant shall send a second written notice to Landlord requesting such approval and expressly stating Tenant’s intention to exercise its rights under this section 2(c) of Exhibit B and Landlord’s non-response to such second notice within five (5) days after Landlord’s receipt thereof shall be deemed approval of the Final Space Plan. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and shall resubmit such revisions to Landlord for approval in accordance with this subparagraph 2.c.

d. Final Working Drawings. Upon the approval of the Final Space Plan by Landlord, Tenant shall cause the Architect to promptly complete the architectural and engineering drawings for the Premises, and Tenant shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”). Within ten (10) days after receipt of the proposed Final Working Drawings, Landlord shall either approve the proposed Final Working Drawings or advise Tenant if the same is unsatisfactory or incomplete in any respect; Landlord’s approval shall not be unreasonably withheld; provided however, Landlord shall not have the right to disapprove any portion of the Final Working Drawings that have already been approved by Landlord pursuant to sections 2(b) and 2(c) of this Exhibit B. If Tenant is so advised, Tenant shall cause the Architect to promptly revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and shall resubmit such revisions to Landlord for approval in accordance with this subparagraph 2.d. The parties shall confer and negotiate in good faith to reach agreement on the Final Space Plan, the Construction Drawings and the Final Working Drawings.

e. Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Approved Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Notwithstanding the foregoing, Tenant may submit the Final Working Drawings to the City for “plan check” concurrently with its submission to Landlord for Landlord’s approval; provided that Landlord is not responsible for any costs or delays resulting from such submittal prior to Landlord’s approval. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned, or delayed.

EXHIBIT B

3. Construction.

a. Tenant’s Selection of Contractors.

(i) The Contractor. Tenant shall retain a licensed contractor approved in writing by Landlord to construct the Tenant Improvements (the “Contractor”), which approval shall not be unreasonably withheld, conditioned or delayed.

(ii) Tenant’s Agents. All engineers, architects, contractors, subcontractors, laborers, materialmen, and suppliers used by Tenant (such engineers, architects, contractors, subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed engineers, architects, contractors, subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed engineers, architects, contractors, subcontractors, laborers, materialmen or suppliers for Landlord’s written approval. Landlord hereby approves CAC Architects as the architect for the Tenant Improvements.

b. Construction Contract; Cost Budget. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements only to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the construction contract (the “Final Costs”). Tenant agrees that its construction contract for the Tenant Improvements (the “Contract”) shall (i) be written on an AIA form or other similar form reasonably acceptable to Landlord, (ii) include a guaranteed maximum price or stipulated sum (subject to change orders), (iii) provide for a one (1) year contractor warranty, (iv) specify that the warranty and indemnification provisions under the Contract shall inure for the benefit of both Landlord and Tenant, and (v) provide for a five percent (5%) retention. Tenant shall provide Landlord with a copy of the Contract promptly after Tenant’s execution thereof and prior to commencing construction of the Tenant Improvements.

c. Landlord’s General Conditions. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; and (ii) Tenant shall abide by all commercially reasonable rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators and storage of materials attached hereto. Tenant’s indemnity of Landlord and the Landlord Parties as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s or any of the Landlord’s Parties’ performance of any ministerial acts reasonably necessary (A) to permit Tenant to complete the Tenant Improvements, and (B) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

EXHIBIT B

d. Insurance Requirements.

(i) General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(ii) Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $2,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(iii) General Terms. Certificates for all insurance carried pursuant to this Section 3(d) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance shall, if available, contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance (provided that if Tenant’s insurer is unwilling or unable to provide such notice in accordance with industry practice, then Tenant shall promptly provide such notice to Landlord). In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed. All policies carried under this Section 3(d) shall insure Landlord, the Landlord Parties (and any other party designated by Landlord) and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord and the Landlord Parties by Tenant under this Exhibit.

e. Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

f. Notice of Completion; Copy of Record Set of Plans. Within ten (10) business days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction Tenant shall (i) update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (ii) certify to the best of Tenant’s knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, (iii) deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (iv) deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

EXHIBIT B

g. Requirements of Tenant’s Agents. Tenant’s Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant’s Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the contract with Contractor or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

h. Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements during normal business hours upon at least one (1) business day prior notice (except that no prior notice shall be required in the event of an emergency), provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved along with the description of such disapproval in reasonable detailed. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might materially and adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such reasonable action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

j. Supervision Fee. With respect to the Tenant Improvements only, the “Supervision Fee” described in section 8.1(f) of the Lease shall be two percent (2%) of the hard cost of the Tenant Improvements. Landlord shall retain from the Tenant Improvement Allowance the Supervision Fee.

4. Payment for the Tenant Improvements.

a. Tenant Improvement Allowance. Subject to the terms of this Exhibit B, Tenant shall be entitled to a one-time allowance in the amount of Seven Million Four Hundred Eighty-Two Thousand Nine Hundred Thirty-Five and No/100 Dollars ($7,482,935.00) (i.e., $115.00 per rentable square foot of the Premises (the “Tenant Improvement Allowance”), with the entire amount of the Tenant Improvement Allowance available as of the Delivery Date. In addition to the foregoing, Landlord shall also provide Tenant with a test-fit allowance (including one revision) in an amount equal to $9,760.35 (i.e., $0.15 per rsf). Notwithstanding anything contained herein to the contrary, the Tenant Improvement Allowance shall only be available for disbursement until the date that is thirty-six (36) months following the Commencement Date.

EXHIBIT B

b. Disbursement of the Tenant Improvement Allowance.

(i) Improvement Allowance Items. Except as otherwise set forth in this Exhibit B, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process, including, without limitation, Landlord’s receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the “Improvement Allowance Items”): (A) Payment of the fees of the architect and the engineers approved by Landlord for the Tenant Improvements, any other soft costs and the costs of any cabling installed by Tenant in the Premises; (B) Payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the plans and specifications for the Tenant Improvements; (C) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements; and (D) The cost of construction of the Tenant Improvements, including, without limitation, construction materials, testing and inspection costs, hoisting and trash removal costs, and contractors’ fees and general conditions, costs of labor, signage and project management fees. Notwithstanding anything contained herein to the contrary, no portion of the Tenant Improvement Allowance may be applied to the cost of equipment, trade fixtures, moving expenses, furniture, or free rent.

(ii) Disbursement of the Tenant Improvement Allowance. Subject to the terms and provisions of Section 4(c) below, during the construction of the Tenant Improvements, Landlord shall make disbursements of the applicable Tenant Improvement Allowance for Improvement Allowance Items and shall authorize the release of monies as follows not more frequently than monthly:

(1)Monthly Disbursements. If Tenant desires to request a disbursement of the Tenant Improvement Allowance, then on or before the twentieth (20th) day of the calendar month in which such disbursement request is made (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (A) a request for payment of the Contractor, approved by Tenant, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (B) invoices from all of Tenant’s Agents for labor rendered and materials delivered to the Premises; (C) executed conditional mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8000, et. seq.; and (D) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter, Landlord shall deliver a check to Tenant, or at Tenant’s request, to Tenant’s Architect or Contractor in payment of the lesser of: (x) the amounts so requested by Tenant, which such amount shall account for the withholding of a five percent (5%) retention by Tenant’s Contractor (the aggregate amount of such retentions to be known as the “Final Retention”), and (y) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not reasonably dispute any request for payment based on non-compliance of any work with the final construction documents approved by Landlord (the “Approved Working Drawings”) or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(2)Final Retention. Subject to the provisions of this Exhibit B, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Tenant Improvements, provided that (A) Tenant delivers to Landlord (1) paid invoices for all Tenant Improvements and related costs for which the Tenant Improvement Allowance is to be dispersed, (2) signed permits for all Tenant Improvements completed within the Premises, (3) properly executed unconditional mechanics lien releases in compliance with

EXHIBIT B

California Civil Code Section 8138 from Tenant’s contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (B) Landlord has reasonably determined that no substandard work exists which materially and adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, (C) Tenant’s approved architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (D) Tenant delivers to Landlord a “close-out package” in both paper and electronic forms (including, as-built drawings, and CAD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an air balance report); and (E) a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Premises.

(iii) Other Terms. Except as otherwise provided for herein, Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by or on behalf of Tenant for the Improvement Allowance Items. All Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Improvements and/or Tenant Improvement Allowance. No payment of the Tenant Improvement Allowance will be made for materials or supplies not located in the Premises. Landlord acknowledges that the Tenant Improvement Allowance may be applied to Tenant Improvements covering the portions of the Premises as Tenant so elects.

c. Over-Allowance Amount. All costs of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant at Tenant’s sole cost and expense. The amount of such excess as it applies to the Tenant Improvements only, shall be referred to as the “Over-Allowance Amount”. In the event that an Over-Allowance Amount exists, then Tenant shall first pay for all costs of the Tenant Improvements until such time as the Over-Allowance Amount has been paid by Tenant. Once the Over-Allowance Amount has been paid by Tenant, Landlord’s distributions of the Tenant Improvement Allowance to Tenant shall commence, subject to the terms and conditions of this Exhibit B. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs for such design and construction in excess of the Final Costs shall be added to the Over-Allowance Amount and the Final Costs, and the Over-Allowance Payments shall be recalculated in accordance with the terms of the immediately preceding sentence. In connection with any payment of the Over-Allowance Amount made by Tenant pursuant to this section, Tenant shall provide Landlord with the documents described in section 4.b(ii)(1) and (2) of this Work Letter, above, as applicable, for Landlord’s approval, prior to Tenant paying such costs. In no event shall Landlord be obligated to make disbursements of the Tenant Improvement Allowance pursuant to this Exhibit B in the event that Tenant fails to timely pay the Over-Allowance Amount.

5. Force Majeure Delays. Notwithstanding anything contained herein to the contrary, in the event that Tenant shall be delayed or hindered or prevented from complying with Tenant’s obligations hereunder regarding the completion of the Required Improvements by the Required Completion Date and/or the other time periods provided herein for Tenant to complete various aspects of the Required Improvements by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, terrorism, condemnation, government-mandated shutdown, and pandemic and epidemic, acts of nature, or other reason of like nature not the fault of Tenant (a “Force Majeure Delay”), then Tenant shall be excused for the period of delay and the period for the performance of any such act shall then be extended for the period of such delay, including any deadline to use the Tenant Improvement Allowance, and the Commencement Date shall be delayed accordingly. Notwithstanding the foregoing, any extension of time

EXHIBIT B

for a Force Majeure Delay shall be conditioned upon Tenant seeking an extension of time by delivering written notice of such Force Majeure Delay to Landlord within ten (10) business days of the event causing the Force Majeure Delay. In addition, this Paragraph 6 is not intended to, and shall not, extend the time period for the payment of any monetary amounts due from Tenant in connection with the Tenant Improvements (including, without limitation, payments owing by Tenant to Contractor and/or Tenant’s Agents) nor relieve Tenant from its other obligations to Landlord under this Lease.

6. Default. Notwithstanding any provision to the contrary contained in this Lease, if any default by Tenant under this Lease (beyond applicable notice and cure periods, including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount or any default by Tenant to comply with the terms of this Exhibit B) occurs at any time on or before the substantial completion of the Tenant Improvements, then (a) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby), and (b) all other obligations of Landlord under the terms of this Lease shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

EXHIBIT B

Schedule 1

Preliminary Space Plan

B-2

Schedule 2

Phase 2 Scope of Work

B-3

EXHIBIT C

Rules and Regulations

1. No sign, placard, picture, advertisement, name or notice shall be installed, inscribed, exhibited, painted, affixed or displayed on the Premises or on any part of the outside or inside of the Building without the prior written consent of Landlord. Tenant shall be allowed to install signs on the interior of the Premises. Landlord shall have the right, without liability, to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.

2. Unless Tenant has obtained Landlord’s prior written consent, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as part of Tenant’s address. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

3. No furniture shall be placed in front of the Building without the prior written consent of Landlord. Landlord shall have the right to remove all of such unpermitted furniture, without notice to Tenant, and at Tenant’s expense.

4. Landlord will furnish to Tenant, free of charge, two (2) keys to each door lock in the Premises and additional keys for each such lock at a reasonable charge, and in the event the Building or Premises is or later becomes equipped with an electronic access control device, Landlord will furnish Tenant with identification keys or cards, each for the sum of Ten Dollars ($10.00) each. Each of such sums shall be a deposit against the return of such an identification key or card. Landlord may charge a reasonable amount for additional keys or cards. Tenant shall not make or have additional keys made, and Tenant shall not install a new or additional lock or bolt on any door or window of the Premises, nor make any changes to existing locks or the mechanisms thereof, without the prior written consent of Landlord, and Tenant shall furnish Landlord with a key for any such new, additional or altered lock. Tenant must, upon the termination of its tenancy, give Landlord the combination to all combination locks on safes, safe cabinets and vaults remaining on the Premises, and deliver to Landlord all identification keys or cards, if any, keys of stores, offices, and toilet rooms, which keys or cards were either furnished to, or otherwise Procured by Tenant. In the event of the loss of any card or key so furnished, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key or card if Landlord deems it necessary to make such change. Tenant shall be responsible for installing its own access control system.

5. No safes or other objects which exceed the weight, size or other limits on the freight elevators of the Building shall be brought into or installed on the Premises. Landlord shall have the right to prescribe the weight and size of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms (to be provided at Tenant’s expense) as determined by Landlord to be necessary to properly distribute the weight of such objects, but in no event shall Tenant place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall be responsible for all structural engineering required to determine structural load, the actual cost of which engineering Tenant shall reimburse to Landlord promptly after Landlord’s invoice therefor. Landlord reserves the right to prohibit or impose other conditions upon the installation in the Premises of heavy objects which might overload the floors of the Building.

6. Landlord will not be responsible for loss of, or damage to, any such equipment or other items caused by the moving thereof, and all damage done to the Building by moving or maintaining such equipment or other items shall be repaired at the expense of Tenant.

7. No explosives or firearms shall be brought into the Premises or other portion of the Building without the prior written consent of Landlord. Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring, use or keep in the Premises or in any other portion of the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment or Tenant’s vehicles in the on-site parking facility. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way violate or conflict with the regulations of the fire department, with any insurance policy on the Premises or the Building, or with any laws, rules, regulations or ordinances established by any governmental authority. Tenant shall not permit the smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or designated by applicable governmental agencies as non-smoking areas.

8. At the end of each day, Tenant shall close and lock the doors, and shut off all water faucets, apparatus and other utilities located in the Premises so as to prevent waste or damage, and for any default beyond applicable notice and cure periods or carelessness in this regard, Tenant shall be liable for all injuries and damage resulting therefrom. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery, pilferage and vandalism.

9. The toilet rooms, toilets, urinals, wash bowls and other similar apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees, agents, visitors, licensees or invitees shall have caused the breakage, stoppage or damage.

10. Tenant shall not commit any act or permit anything in or about the Building which is likely to subject Landlord to liability or responsibility for injury to any person or damage to any property.

11. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City in which the Building is located without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

12. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging, nor shall the Premises be used for any improper, immoral, illegal or objectionable purpose. Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or direct sale of liquor, narcotics or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio, travel agency or employment agency.

13. No cooking or food preparation shall be done or permitted by Tenant on the Premises, except Tenant’s employees may use Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages and for warming food, provided that such equipment and use thereof is in accordance with all applicable laws, codes, ordinances, rules and regulations. All such equipment and photocopy machines shall be turned off after regular business hours.

14. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises nor advertise for laborers giving the address of the Premises.

15. Tenant shall not bring or keep within the Premises or Building any animals or birds larger than fifteen (15) pounds in size, provided that Tenant shall assume all liability with respect any such animals brought into the Premises or Building.

16. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

17. Except as otherwise set forth in this Lease, Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises, whether voluntary, involuntary or pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

18. If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on by Tenant in the premises, or if Tenant’s failure to secure such license or permit would adversely affect Landlord, Tenant shall duly procure and thereafter maintain such license or permit.

19. Any consent, approval, request, agreement or other communication required or permitted to be given under these Rules and Regulations shall be given in accordance with the provisions for notices under the Lease.

20. These Rules and Regulations are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements or conditions of the Lease.

21. Landlord may waive any one or more of these rules for the benefit of any tenant, but no such waiver by Landlord shall be construed as a waiver of such rule in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such rule against any or all of the tenants of the Building.

22. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as Landlord may from time to time deem necessary for the management, safety, care and cleanliness of the Premises, and Building, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

23. Tenant shall be responsible for the observance of all of these Rules and Regulations (as amended and supplemented from time to time) by Tenant’s employees, agents, clients, customers, invitees and guests. Landlord shall not be liable to Tenant for the nonobservance or violation by any tenant or occupant of the Building, or any other person of any of these Rules and Regulations, except to the extent caused by Landlord’s (or any of its agents’, employees’, or contractors’) gross negligence or willful misconduct.

EXHIBIT D

Appraisal Procedure

Within fifteen (15) calendar days after the expiration of the thirty (30)-calendar day period set forth in section 35.4 of the Lease for the mutual agreement of Landlord and Tenant as to the fair market rent (as such term is defined in section 35.3 of the Lease), each party hereto, at its cost, shall engage a real estate broker to act on its behalf in determining the fair market rent. The brokers each shall have at least ten (10) years’ experience with leases in research and development / laboratory buildings comparable to the Building in the Fremont, California area, and shall submit to Landlord and Tenant in advance for Landlord’s and Tenant’s reasonable approval the appraisal methods to be used. If a party does not appoint a broker within such fifteen (15)-calendar day period but a broker is appointed by the other respective party, the single broker appointed shall be the sole broker and shall set the fair market rent. If the two brokers are appointed by the parties as stated in this paragraph, such brokers shall meet promptly and attempt to set the fair market rent. If such brokers are unable to agree within thirty (30) calendar days after appointment of the second broker, the brokers shall elect a third broker meeting the qualifications stated in this paragraph within ten (10) calendar days after the last date the two brokers are given to set the fair market rent. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third broker and of the third broker’s fee. The third broker shall be a person who has not previously acted in any capacity for either party.

The third broker shall conduct his own investigation of the fair market rent, and shall be instructed not to advise either party of his determination of the fair market rent except as follows: When the third broker has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) calendar days after the giving of notice by the third broker to Landlord and Tenant, on which he shall disclose his determination of the fair market rent. Such meeting shall take place in the third broker’s office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market rent is set forth, the third broker shall place his determination of the fair market rent in a sealed envelope. Landlord’s broker and Tenant’s broker shall each set forth their determination of fair market rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

In the presence of the third broker, the determination of the fair market rent by Landlord’s broker and Tenant’s broker shall be opened and examined. If the higher of the two determinations is one hundred five percent (105%) or less of the amount set forth in the lower determination, the average of the two (2) determinations shall be the fair market rent, the envelope containing the determination of the fair market rent by the third broker shall be destroyed and the third broker shall be instructed not to disclose his determination. If either party’s envelope is blank, or does not set forth a determination of fair market rent, the determination of the other party shall prevail and be treated as the fair market rent. If the higher of the (2) two determinations is more than one hundred five percent (105%) of the amount of the lower determination, the envelope containing the third broker’s determination shall be opened. If the value determined by the third broker is the average of the values proposed by Landlord’s broker and Tenant’s broker, the third broker’s determination of fair market rent shall be the fair market rent. If such is not the case, fair market rent shall be the rent proposed by whichever of Landlord’s broker or Tenant’s broker is closest to the determination of fair market rent by the third broker.

D-1

EXHIBIT E-1

Approved Hazardous Substances

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
211705	Bacto Tryptone	500g	1	S
STS0004-100ML	TERGITOL TMN-100X SOL	100ML	2	L
NP40S-100ML	TERGITOL SOL	100ML	1	L
NP9-100ML	TERGITOL	100ML	1	L
STS0001-100G	TERGITOL 15-S-30	100G	1	S
95039-1KG-F	TRYPTONE ENZYMATIC DIGEST FROM CASEIN	1KG	1	S
T8941-100G	L-TRYPTOPHAN	100G	2	S
T0541	L-TRYPTOPHAN	25G	2	S
148990100	Thiamine Hydrochloride	10G	1	S
HR2-801	TCEP HYDROCHLORIDE	10G	1	S
00305	D-TUROSINE	5G	1	S
P1379-250ML	TWEEN 20	250ML	2	L
15S7-500ML	TERGITOL	500ML	1	L
NP10-500ML	TERGITOL	500ML	1	L
T6066-100G	TRIZMA BASE	100G	1	S
T8270	D-(+)-Trehalose	100g	1	S
T-DET CSLF-17	T-Det® CSLF-17	300ML	1	L
AM9850G	1M TRIS PH 7.0	100ML	1	L
Y1625-1KG	YEAST EXTRACT	1KG	1	S
Y9010	YEAST EXTRACT	1KG	2	S
T3038-1L	TRIZMA HYDROCHLORIDE SOL	1L	1	L
NP9-500ML	TERGITOL	500ML	1	L
15S9-100ML	TERGITOL	100ML	1	L
T1194-10PAK	TRIZMA PRE-SET CRYSTALS 10PAK (14.7G/PK)	14.7G	40	S
S369-1	SODIUM PHOSPHATE MONOBASIC MONOHYDRATE	1KG	2	S
B9876-1KG	SODIUM TETRABORATE DECAHYDRATE	1KG	1	S
239313-500G	SODIUM SULFATE	500G	1	S
4062-01	SODIUM PHOSPHATE, DIBASIC, ANHD, PWDR	500G	1	S
S421-1	SODIUM SULFATE ANHYDROUS	1KG	2	S
S0220	SORBITOL SOLUTION	500ML	1	L
S0389-500G	SUCROSE	500G	1	S
0691-500G	D-SORBITOL	500G	1	S
0335-1KG	SUCROSE, RNASE & DNASE FREE	1KG	2	S
S23080-5000.0	D-SORBITOL	5KG	1	S
S0209	10% SODIUM AZIDE	100ML	1	L
S2002-25G	SODIUM AZIDE	25G	1	S
71289-5G	SODIUM AZIDE	5G	1	S
S7653-5KG	SODIUM CHLORIDE	5KG	1	S
S5261-25KG	SODIUM SELENITE	25KG	1	S
G-50-50	SEPHADEX G-50	10G	1	S
S8045-500G	SODIUM HYDROXIDE	500G	1	S

1 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
80635-250G	PIPES	250G	3	S
P4180	50% PEG 8000	1ML	98	L
HR2-527	POLYETHYLENE GLYCOL 3,350	200ML	1	L
03880-100ML	POLY(ETHYLENEIMINE) SOL	100ML	1	L
PVP360-100G	POLYVINYLPYRROLIDONE	100G	1	S
P0472	POLYVINYLPYRROLIDONE K30	25G	1	S
N/A	NON FAT DRY MILK	1.81KG	1	S
M2933-100G	MES HYDRATE	100G	1	S
63418-25G	D-(+)-MALTOSE MONOHYDRATE	25G	1	S
M0044	D-MANNITOL	25G	1	S
J63778	MES, 0.5M BUFFER SOLN., PH 6.5	100ML	1	L
P4338-1KG	POLY(ETHYLENE GLYCOL)	1KG	1	S
89510-1KG-F	POLY(ETHYLENE GLYCOL)	1KG	1	S
M9272-500G	MAGNESIUM CHLORIDE HEXAHYDRATE	500G	1	S
A14377.22	2-MERCAPTOETHYLAMINE HYDROCHLORIDE, 97+%	100G	1	S
24040-032	10% PLURONIC F-68	100ML	1	L
J62592.AE	MINERAL OIL, HIGH PURITY	100ML	1	L
90878-1L-F	POLY(ETHYLENE GLYCOL)	1L	1	L
2553-01	MANNITOL, PWDR, U.S.P	500G	1	S
450640010	POTASSIUM HYDROGEN CARBONATE, EXTRA PURE	1KG	1	S
M8250-1KG	MES HYDRATE	1KG	1	S
81300-1KG	POLY(ETHYLENE GLYCOL)	1KG	1	S
C0665	CM BROTH WITH GALACTOSE, MINUS URACIL, 1L POUCHES, 5-PACK	1L	5	L
34579	SUPERSIGNAL WEST PICO PLUS CHEMILUMIESCENT SUBSTRATE	20ML/KIT	2	L
G0625-5KG	D-(+)-GALACTOSE	5KG	2	S
28324	SURFACT-AMPS NP-40 KIT	6X10ML	1	L
28340	SURFACT-PAK DETERGENT SAMPLER KIT	7X10ML, 3X100M	1	L, S
S7653-5KG	SODIUM CHLORIDE	5KG	1	S
G8270-5KG	D-(+)-GLUCOSE	5KG	1	S
71376-1KG	SODIUM CHLORIDE	1KG	1	S
A17541.0B	POLYETHYLENE GLYCOL 6,000	1000G	1	S
G0625-5KG	D-(+)-GALACTOSE	5KG	1	S
G5417-100G	GLYCINE	100G	2	S
50046-50G	GLYCINE	50G	1	S
G7041-100G	GELATIN FROM COLD WATER FISH SKIN	100G	1	S
SC-288403	2,3,4,6-TETRA-O-METHYL-D-GLUOCOSE	100MG	1	S
161-0724	GLYCINE	2KG	1	S
22011	FISH GELATIN POWDER	50G	1	S
194024	D-(+)-GLUCOSE, MOL BIOL REAGT	250G	1	S
A16205.AP	GLYCEROL, 99+%	500ML	2	L
H23830-1KG	HEPES	1KG	1	S

2 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
56750-1KG	IMIDAZOLE	1KG	1	S
27491-1KG	CITRIC ACID MONOHYDRATE	1KG	1	S
J63122.AE	CaCl2, 1M AQ SOL	100ML	2	L
158-4200	CHT CERAMIC HYDROXYAPATITE	10G	1	S
146750010	ETHYLENE GLYCOL	1L	1	L
DDM5	N-DODECYL B-D-MALTOSE	5G	1	S
28300	CHAPS	5G	1	S
28300	CHAPS	5G	1	S
E6511-500G	ETHYLENEDIAMINETETRAACETIC ACID TETRASODIUM SALT DIHYDRATE	500G	1	S
46955-100G-F	FLUORESCEIN	100G	1	S
A11659	FLUORESCEIN DISODIUM SALT HYDRATE	100G	1	S
42404-5000	Phosphoric acid	500ML	1	L
A18067	Phosphoric acid	2500ML	1	L
1866-1L	CITRIC ACID 1.0 MOLAR SOL	1L	1	L
A144S-500	HCL	500ML	6	L
35328-10L-VP	HYDROCHLORIC ACID SOLUTION	10L	1	L
71763-1L	HYDROCHLORIC ACID SOLUTION	1L	1	L
9681-02	SULFURIC ACID	500ML	1	L
424032500	PERCHLORIC ACID	250G	1	L
M6250-500ML	2-MERCAPTOETHANOL	500ML	1	L
444203-250ML	B-MERCAPTOETHANOL	250ML	1	L
93321-1L	TRIS GLYCINE BUFFER SOL	1L	1	L
S12000	SYPRO RUBY PROTEIN GEL STAIN	1L	1	L
1610786	BIO-SAFE COOMASSIE G-250 STAIN	1L	2	L
AB119211	INSTANTBLUE COOMASSIE PROTEIN STAIN	1000ML	2	L
BP2819-20	WATER, MOLECULAR BIOLOGY GRADE	20L	1	L
BP2819-20	WATER, MOLECULAR BIOLOGY GRADE	20L	1	L
BP2819-20	WATER, MOLECULAR BIOLOGY GRADE	20L	1	L
BP1341-4	TRIS-GLYCINE-SDS, 10X SOL.	4L	20	L
UN1170	ETOH 99.97% BY VOL.	1 GAL.	6	L
UN1170	ETOH 99.97% BY VOL.	1 GAL.	6	L
UN1170	ETOH 99.97% BY VOL.	1 GAL.	8	L
UN1170	ETOH 99.97% BY VOL.	1 GAL.	25	L
N/A	70% ALCOHOL	128OZ	2	L
N/A	70% ALCOHOL	128OZ	13	L
N/A	70% ALCOHOL	128OZ	21	L
N/A	SWAN 70% IPA	1 GAL.	1	L
N/A	SWAN 70% IPA	1 GAL.	12	L
BP2618-4	ISOPROPANOL	4L	1	L
L10407.AU	ACETONE, 99+%	1000ML	1	L
BP2818-500	ETHYL ALCOHOL	500ML	1	L
317275-100ML	DIMETHYL SULFOXIDE	100ML	1	L
305-510	FORMALIN	32OZ	1	L
276856-100ML	DMSO	100ML	1	L

3 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
R2801	TOPVISION AGAROSE TABLETS	0.5G	200	S
BP212R-1	AMMONIUM SULFATE	1KG	2	S
A14730.36	L-ARGININE MONOHYDROCHLORIDE	500G	1	S
A0527	DL-(+-)-ARGININE HYDROCHLORIDE	1G	1	S
A6582-100G	ANTIFOAM A CONCENTRATE	100G	1	L
14879-100G-F	BIS-TRIS	100G	1	S
0710-25G	AGAROSE I	25G	1	S
223120	BACTO CASAMINO ACIDS, TECHNICAL	500G	5	S
BDH83640.400	ACETONITRILE	4L	1	L
BDH20864.400	METHANOL	4L	1	L
34966-1L	METHANOL	1L	1	L
A461-1	2-PROPANOL	1L	1	L
471283-100ML	TRIETHYLAMINE	100ML	1	L
8416--16OZ	ISOPROPYL ALCOHOL SOL	16OZ	2	L
179973-1L	ACETONE	1L	1	L
UN1170	ETOH 99.97% BY VOL.	5 GAL.	1	L
1601	CITRISOLV. SOLVENT AND CLEARING AGENT	1GAL	1	L
CC-2026	VIPS CELL RESERVOIR CLEANING SOL	500ML	11	L
25-072-CV	LYMPHOCYTE SEPARATION MEDIUM	500ML	1	L
14190-144	DULLBECCO'S PHOSPHATE BUFFERED SALINE	500ML	1	L
T0025	10% TWEEN-20	200ML	2	L
8616	70% DENATURED ETOH	16OZ	1	L
46-000-CI	MOL BIOL GRADE WATER	100ML	1	L
1018017	RNA FREE WATER	60ML	1	L
P4138	2.5M NACL, 20% PEG SOL	1000ML	2	L
G4527	0.1M GLYCINE BUFFER, PH 2.7	1000ML	1	L
AM9625	10X PBS BUFFER	1000ML	1	L
M0841	NON-FAT DRY MILK	500G	2	S
G0550	50% (W/W) GLUCOSE SOL	1000ML	1	L
T1088	1M TRIS-HCL PH 8.8	1000ML	1	L
T0710	10% TWEEN-20	100ML	1	L
G1797	50% GLYCEROL SOL	250ML	1	L
A24904	Attune™ Focusing Fluid (1X) 10 L	10L	3	L
BP399-20	PHOSPHATE BUFFERED SALINE, 10X SOL	20L	1	L
130-092-987	AUTOMACS PRO WASHING SOL	1500ML	6	L
E1040	(Ethylenedinitrilo)-tetraacetic Acid	125g	1	S
130001-100G	1-Methylpiperazine	200g	2	L
28358	20X TBS Buffer	500mL	1	L
63689-25ML-F	2-Mercaptoethanol	25mL	1	L
I9516-500mL	2-Propanol	500mL	1	L
A416-1	2-Propanol	1L	1	L
537918-5G	3-(Ethylenediamino)propyl functionalized silica gel	5g	1	S

4 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
BP321-100	3-Cyclohexylamino-1-Propane Sulfonic Acid	100g	1	S
D8130-5G	5,5'-Dithiobis(2-nitrobenzoic acid)	5g	1	S
F6627-1G	5-Fluorouracil	1g	1	S
390275-100G	5-Sulfosalicylic acid hydrate	100g	1	s
A9758-25G	ACES	25g	1	S
A38-212	Acetic acid, Glacial	2.5L	1	L
A998-1	Acetonitrile	1L	1	L
9012-03	Acetonitrile	8L	1	L
9012-03	Acetonitrile	8L	1	L
00307-5G	ADA Bioultra	5g	1	S
A7777	Agar, Molecular Biology Grade	1kg	1	S
Z273198-1EA	Alcojet	1.8KG	2	S
L2643-500G	alpha-Lactose monohydrate	500g	1	S
A1125	Ammonium Bicarbonate	500g	1	S
AM173	Ammonium Carbonate	500g	1	S
0621-1KG	Ammonium Chloride	1 kg	1	S
A8582-500G	Antifoam SE-15	500g	2	L
211677	Bacto™ Peptone	500g	4	S
B4554-25G	BES, Bioperformance certified	25g	1	S
BP2646-100	Bicine	100g	1	S
B1131	Boric Acid	2.5kg	1	S
P1254-500G	Brij L23	500g	1	S
	Butane	75mL	1	L
ZY-NEON-REG-18	Butane	18mL	1	L
C-5080	Calcium Chloride	500g	1	S
C79-500	Calcium Chloride	500g	1	S
C3041-50CAP	Carbonate-Bicarbonate Buffer	50 Caps	1	S
C5890-500	Casein from bovine milk	500g	2	S
C8654-1KG	Casein sodium salt from bovine milk	1kg	1	S
220551-25GM	Chloramphenicol	25g	1	S
C-7129	Citric Acid (monohydrate)	500g	1	S
C7129-100G	Citric Acid (monohydrate)	100G	2	S
C8661-25g	Cobalt (II) chloride hexahydrate	25g	1	S
1002	Contrad-70	1L	1	L
C3279-100g	Copper (II) chloride dihydrate	100g	1	S
K70151001	D&C Green #5	1kg	1	S
K70031001	D&C Orange #5	1kg	1	S
K70531001	D&C Red #27	1kg	1	S
K71161001	D&C Violet #2	1kg	1	S
K70591001	D&C Yellow #10	1kg	1	S
M9171-100G	D-(+)-Maltose monohydrate	100g	1	S
T5251-10G	D-(+)-Trehalose dihydrate	10g	1	s
S4030	Dextran Sulfate 50% Solution	100mL	1	L
42867-100G	Dextran sulfate sodium salt	100g	1	S
G-010-1	D-Galactose	1kg	1	S

5 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
D-180-250	digitonin	250 mg	1	S
154938-500mL	Dimethyl Sulfoxide (DMSO)	500mL	1	L
N182-5X10ML	Dimethyl Sulfoxide (DMSO)	10mL	1	L
21589	DL-Arginine	5G	1	S
M-103-500	D-Mannose	550g	1	S
0691-5KG	D-Sorbitol	5kg	1	S
32319-100G-F	DTPA (Diethylenetriaminepentaacetic acid)	100g	1	S
E1644-250G	EDTA (Ethylenediaminetetraacetic acid disodium salt dihydrate)	500g	2	S
E3889-10G	EGTA (Ethylene glycol-bis(2-aminoethylether)-N,N,N',N'-tetraacetic acid)	10g	1	S
30326-50ML	Empigen BB (30%)	50 mL	1	L
A14180.14	Erythrosin B	25g	1	S
E0221	Ethanol 20%	8L	1	L
BP2818-4	Ethanol 200 Proof	24L	2	L
E6133-100G	Ethanolamine hydrochloride	100g	1	S
BP230-1	Ethylene Glycol	1L	1	L
03747-5ML	Ethylene Glycol	5mL	1	L
A16520.06	Fast Green FCF	5g	1	S
56011001	FD&C Blue	1kg	1	S
65031001	FD&C Green	1kg	1	S
70031001	FD&C Red #3	1kg	1	S
G9012-1L	Glycerol	1L	1	L
G2025-100ML	Glycerol	100 mL	1	L
G7126-1KG	Glycine	1kg	1	S
G3272-500g	Guanidine hydrochloride	500g	1	S
IB05080	Guanidine hydrochloride	500g	2	S
0380-50G	Guanidine thiocyanate	50g	1	S
GDR0244	Guanidine thiocyanate	250g	1	S
H-0878	Heparin lithium salt from porcine instestinal mucosa	1 million units	1	S
H3149-100KU	Heparin sodium salt from porcine instestinal mucosa	100KU	1	S
J67470	HEPES, 0.2 M pH 8.0	250ml	1	L
J67257	HEPES, 0.2M pH 7.5	100ml	1	L
H5882-100G	Hexadecyltrimethylammonium bromide	100g	1	S
H8627-10G	Hydroxyurea	10g	1	S
10687010	Hygromycin B	20mL	1	L
I8896-50ML	Igepal	50mL	2	L
56750-500G	Imidazole	500g	1	S
68268-100ML-F	Imidazole, Buffer Solution	100mL	1	L
BP2618-212	Isopropyl Alcohol	2.5L	1	L
BDH1174-4LP	Isopropyl Alcohol	4L	1	L
K4894-500G	Kolliphor (Poloxamer 188)	500g	1	S
W325501-100g	L-(+)-Arabinose	100g	1	S

6 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
A8949-100g	L-Aspartic acid	100g	1	S
L12-100	LB Agar - Lennox LB Agar	500g	1	S
C7352-100g	L-Cysteine	100g	1	S
0206-250G	L-Cysteine hydrochloride monohydrate	250g	1	S
1B1164-100G	L-Histidine	100g	1	S
410004	Liquid Neutralizer for Acids	1gallon	1	L
430004	Liquid Neutralizer for Bases	1gallon	1	L
L1100	Lithium acetate	125g	1	S
L4158-100G	Lithium acetate dihydrate	100g	1	S
LDB0307	Lithium Chloride	250g	1	S
L9781-5G	Lithium Dodecyl Sulfate	5g	1	S
L24045-1000.0	Luria Broth 1 Liter Buffered Capsules [Miller's LB Broth]	1kg	1	S
230391-500G	Magnesium sulfate heptahydrate	500g	1	S
M0375-1KG	Maleic acid	1kg	1	S
63423-100ML	Maltose solution	100mL	1	L
M87-100	Manganese Chloride	100g	1	S
GRM7221-100g	Manganese Dioxide	100g	1	S
BP300-100	MES	100g	1	S
69889-50G	MES monohydrate	50g	2	S
A452-4	Methanol	4L	1	L
3016-16	Methyl Alcohol	32L	7	L
3016-16	Methyl Alcohol	32L	1	
AM9530G	MgCl2 (1 M)	100mL	1	L
M1254-25G	MOPS free acid	25g	1	S
J62839	MOPS, 0.5M pH 7.5	250ml	2	L
M8389-25G	MOPSO	25g	1	S
900638-4X2ML	N,N-Dimethylformamide	8mL	1	L
N6136-100G	Nickel (II) chloride hexahydrate	100g	1	S
N1156	Nonidet P40 (NP40)	100 mL	1	L
43368	Paraformaldehyde, 16% w/v	10 X 10ML	1	L
P0125	PEG 3350	500g	1	S
V3011	PEG 8000	500g	1	S
P7626-5G	Phenylmethanesulfonyl fluoride	5g	1	S
P3563-10PAK	Phosphate Buffered Saline with 0.05% TWEEN® 20, pH 7.4	10 Pak	2	S
P45907-100G	Piperazine	100g	1	S
P6757-25G	PIPES	25g	1	S
P2443-250G	Pluronic® F-127	250g	1	S
PB0425	PMSF	5g	1	S
482595-100ML	Poly(ethyleneimine) solution	100mL	1	L
442402-250G-A	Poly(styrene-co-maleic anhydride)	250g	1	S
363138-25G	Poly(vinyl alcohol)	25g	1	S
P3143	Polyethyleneimine	50mL	1	L
P0132	Polysorbate 20 (Tween 20)	500mL	1	L

7 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
0698-1KG	Potassium acetate	1kg	1	s
P1250	Potassium Chloride	2.5kg	1	S
P250-500	Potassium Hydroxide	500g	1	s
205915000	Potassium Nitrate	500g	1	S
P1383	Potassium Phosphate Dibasic	2.5kg	1	S
BP362-1	Potassium Phosphate Monobasic	1kg	1	S
G0411-100ML	Prionex® Highly purified Type A	100mL	1	L
48914-U	ProClin 300	400mL	1	L
46878-U	ProClin 950	250 mL	5	L
W294025-1KG-K	Propylene Glycol	1KG	1	L
J62315	Rhodamine 6G	25g	1	S
S5525-4OZ	SigmaClean Water Bath Treatment	4oz	1	L
S1110	Sodium Acetate	2.5kg	1	S
900506-500G	Sodium Bicarbonate	500g	1	S
S1145	Sodium Bicarbonate	2.5kg	1	S
S1180	Sodium Borate	2.5kg	1	S
C0250-10G	Sodium Cacodylate Trihydrate	10g	1	S
S1220	Sodium Carbonate	2.5kg	1	S
567446-1KG	Sodium citrate, dihydrate	1kg	1	S
89904	Sodium Deoxycholate	5g	1	S
161-0302	Sodium Dodecyl Sulfate	1kg	1	S
S1333	Sodium Lauryl Sulfate	25g	1	S
M1003-100G	Sodium molybdate dihydrate	100g	1	S
BP332-1	Sodium Phosphate Dibasic Anhydrous	1kg	3	S
71643-1KG	Sodium phosphate dibasic dihydrate	1kg	1	S
71505-1KG	Sodium phosphate monobasic dihydrate	1kg	1	S
S369-3	Sodium Phosphate Monobasic Monohydrate	3kg	2	S
239313-1KG	Sodium sulfate	1kg	1	S
1285	Staurosporine	100ug	2	S
S5-500	Sucrose	500g	1	S
S7903-250G	Sucrose (SigmaUltra)	250g	1	S
A17682.14	Tartrazine	25g	1	S
STS0020-100ML	Tergitol	100mL	1	L
15S9-500mL	Tergitol	500mL	1	L
STS0003-100ML	Tergitol	100mL	1	L
T1279	Tergitol NP-40	100mL	1	S
T15050-1200	Terrific Broth	50 capsules	1	S
T1375-25G	TES	25g	1	S
88315-25G	Thesit	25g	1	S
T8657-250G	Trichloroacetic Acid	250G	1	S
S1519	Tris	500g	1	S
T60050-250.0	Tris HCl	250g	1	S
T5941-1KG	Tris HCl (Trizma hydrochloride)	1kg	1	S
15568-025	Tris pH 8.0, 1M	1L	1	L
15568-025	Tris pH 8.0, 1M	1L	1	L

8 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
15567-027	Tris-HCl pH 7.6 1M	1L	1	L
T7724	Tris-HCl with 0.1% Tween-20, pH 8.5	1ML/TUBE	44	L
T8787-250ML	Triton X-100	250mL	1	L
A16046.AE	Triton X-100	100mL	1	L
T8787-100ML	Triton X-100	100mL	1	L
J859-100G	Tryptone	100g	1	S
P1379-500mL	TWEEN 20	500mL	3	S
T0025	Tween 20 (10% solution)	200mL	11	L
T0546	Tween 80	500g	1	L
15575-038	Ultrapure 0.5M EDTA, pH 8.0	100mL	2	L
U1128-25G	Uracil	25g	1	S
U32000-5.0	Uracil	5g	1	S
BP169-212	Urea	2.5kg	1	S
U5128-100G	Urea	100g	1	s
Y20040-1000.0	Yeast Nitrogen Base w/o amino acid	1 KG	3	S
Y20092-1000.0	YPD Broth, 500 ml Capsules	1kg	1	S
Z4750-100G	Zinc sulfate heptahydrate	100g	1	S
AM9763	20X SSC Buffer	1000mL	8	L
11-05-01-09	1X1L RES BUFFER IDTE PH 8 W/SH WRP&LAB	1000ML	10	L
BP2819-1	WATER, MOLECULAR BIOLOGY GRADE	1L	1	L
AM9851	1M TRIS PH 7.0 0.2UM FILTERED	500ML	1	L
SS256-500	SODIUM HYDROXIDE SOL 5N	500ML	2	L
T8787-250ML	TRITON X-100	250ML	1	L
48912-U	PROCLIN 300	50ML	1	L
221228-100ML-A	AMMONIUM HYDROXIDE SOL	100ML	1	L
AM9625	10X PBS BUFFER PH 7.4	1000ML	11	L
N/A	100% PURE ACETONE PROFESSIONAL REMOVER	8FL. OZ.	1	L
MVS-204	MVS QUALASSURE REAGENT, B AQUEOUS	N/A	1	L
1067765	VAPOR LOCK LIQUID VAPOR BARRIER	50ML	1	L
MVS-212	MVS QUALASSURE REAGENT, USED TO PREPARE ALTERNATIVE SOLUTIONS, STOCK 2	N/A	1	L
MVS-201	MVS QUALASSURE REAGENT, BASELINE	N/A	2	L
C5-077C	COOLING SYSTEM, WATER LEAKS, UV DYE	29.5ML	1	L
T0025	10% TWEEN-20 SOL	200ML	7	L
N/A	GOURMET FOOD COLORING KIT	0.35FL OZ	11	L
MVS-202	MVS QUALASSURE REAGENT, DILUENT	N/A	2	L
778966-100G	(2-HYDROXYPROPYL)-B-CYCLODEXTRIN	100G	1	S
F2637-100G	FIXCOLL 400	100G	2	S
332607-500G	(2-HYDROXYPROPYL)-B-CYCLODEXTRIN	500G	2	S
TDH033-500G	D-(+)-TREHALOSE DIHYDRATE	500G	4	S
310054	CYCLODEXTRIN	50G?	1	S
P8074-100ML	TWEEN 80	100ML	1	L
A15738.36	L-ARGININE, 98+%	500G	2	S

9 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
D8418-100ML	DIMETHYL SULFOXIDE	100ML	1	L
11009-25G-F	L-ARGININE	25G	1	S
191418	DIMETHYL SULFOXIDE ACS	100ML	1	L
9530G	1M MGCL2	100ML	1	L
AM9530G	1M MGCL2	100ML	1	L
45216	SATURATED AMMONIUM SULFATE SOL	1L	2	L
T1085	1M TRIS-HCL, PH 8.5	1000ML	1	L
T1588	1.5M TRIS-HCL, PH 8.8	1000ML	1	L
T1090	1M TRIS-HCL, PH 9.0	1000ML	1	L
T1080	1M TRIS-HCL, PH 8.0	1000ML	1	L
AM9640G	2M KCL	100ML	3	L
SD41558	TWEEN 20 HP LSA-LQ-(MH)	0.0025KG	1	L
SR40606	SUPER REFINED POLYSORBATE 20-LQ-(MH)	0.0025KG	1	L
?	PRODUCT-CSLF-17	1KG	1	S
T1075	1M TRIS-HCL PH 7.5	1000ML	1	L
83266-500ML-F	MAGNESIUM SULFATE SOL	500ML	3	L
BP399-500	PHOSPHATE BUFFERED SALINE, 10X SOL	500ML	1	L
265152-50GM	DEXTRAN SULFATE, SODIUM SALT, MOLECULAR BIOL GRADE	50G	2	S
M1442-500ML	MOPS SOL	500ML	1	L
J16924-AE	HEPES, 1M SOL, PH 7.3	100ML	1	L
J62752	MES, 1.0M BUFFER SOL, PH 7.5	500ML	1	L
J62231	MES, 1.0M BUFFER SOL, PH 7.0	500ML	1	L
1008058	50% (W/V) PEG 4000	100ML	1	L
35328-1L	HYDROCHLORIC ACID SOL	1L	2	L
BP2472-1	TRIS BUFFERED SALINE (TBS) 1X SOL	1L	1	L
666122-500GM	UREA, MOLECULAR BIOL GRADE	500G	1	S
RES0704P-A702X	PIPES, DISODIUM SALT	1KG	1	S
H5151	TWEEN 20 MOLECULAR BIOL GRADE	500ML	4	L
V3011	PEG 8000 PWDR MOLECULAR BIOL GRADE	500G	1	S
BP1758-100	TRIS HYDROCHLORIDE, 1M SOL	100ML	1	L
A8582-500G	ANTIFOAM SE-15	500G	3	L
H1030	1M HEPES, PH 7.4	1000ML	1	L
15575-038	ULTRA PURE, 0.5M EDTA, PH 8.0	100ML	5	L
P9541-500G	POTASSIUM CHLORIDE	500G	1	S
60353-250G	POTASSIUM PHOSPHATE DIBASIC	250G	1	S
P9791-100G	POTASSIUM PHOSPHATE MONOBASIC	100G	1	S
A8582-100G	ANTIFOAM SE-15	100G	3	L
46878-U	PROCLIN 950	50ML	2	L
24040-032	10% PLURONIC F-68	100ML	1	L
P6757-500G	PIPES	500G	1	S
80635-250G	PIPES	250G	1	S
71505-1KG	SODIUM PHOSPHATE MONOBASIC DIHYDRATE	1KG	1	S

10 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
71643-1KG	DI-SODIUM HYDROGEN PHOSPHATE DIHYDRATE	1KG	1	S
71376-5KG	SODIUM CHLORIDE	5KG	1	S
A8011-250ML	ANTIFOAM C EMULSION	250ML	1	L
A5757-250ML	ANTIFOAM B EMULSION	250ML	1	L
A6582-100G	ANTIFOAM A CONCENTRATE	100G	1	L
A6426-100G	ANTIFOAM 204	100G	1	L
C4706-2G	TRIS(2-CARBOXYETHYL)PHOSPHINE	2G	1	S
M3148-250ML	2-MERCAPTOETHANOL	250ML	1	L
BP2473-500	TRIS-EDTA, 1X SOLUTION	500ML	1	L
1610747	4X LAEMMLI SAMPLE BUFFER	10ML	1	L
84788	LDS SAMPLE BUFFER NON-REDUCING (4X)	5ML	1	L
D12345	DMSO, ANHYDROUS	3ML	2	L
BP2482-1	EDTA, 0.5M, PH 8.0	1L	1	L
23212	BGG KIT:BOVINE GAMMA GLOBULIN STD, 2MG/ML	10X1ML	3	L
BP2482-500	EDTA, 0.5M, PH 8.0	500ML	1	L
63056129	BUFFER SOL, PH 10.00	500ML	2	L
63056121	BUFFER SOL, PH 4.00	500ML	2	L
63056125	BUFFER SOL, PH 7.00	500ML	2	L
51302153	CONDUCTIVITY STANDARD	250ML	1	L
P1851-1KG	PIPES	1KG	1	S
RES0704P-A704X	PIPES, DISODIUM SALT	10KG	1	S
221945-100G	POTASSIUM IODINE	100G	1	S
34241S-250G	HYDRANAL MOLECULAR SIEVE 0.3NM, NON-HAZ	0.25KG	2	S
37548	GUARDIAN PEROXIDASE CONJUGATE STABILIZER	200ML	2	L
83266-100ML-F	MAGNESIUM SULFATE SOL	100ML	1	L
A8311-50ML	ANTIFOAM 204	50ML	1	L
M5885-100G	D-(+)MALTOSE MONOHYDRATE FROM POTATO	100G	1	S
AX1775-3	L(+)-ASCORBIC ACID	100G	1	S
B24158	MALTITOL, 97%	250G	1	S
419672-500G	MALTODEXTRIN	500G	1	S
D9434-500G	DEXTROSE	500G	1	S
61339-250G	D-LACTOSE MONOHYDRATE	500G	1	S
166171000	L-ISOLEUCINE, 99%	100G	1	S
N/A	30 MIN SLOW-CURE EPOXY, HARDENER	N/A	1	L
N/A	30 MIN SLOW-CURE EPOXY	N/A	1	L
410004	Liquid Neutralizer for Acids	1gallon	1	L
430004	Liquid Neutralizer for Bases	1gallon	1	L
2930-100GM	OMNIPUR BSA, FRACTION V	100G	1	S
2960-500GM	OMNIPUR BSA, FRACTION V	500G	1	S
2910-25GM	OMNIPUR BSA, FRACTION V	25G	1	S

11 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
0332-25G	ALBUMIN, BOVINE BSA	25G	3	S
34029	1-STREP ULTRA TMB-ELISA	1L	1	L
T0710	10% TWEEN-20	100ML	1	L
G5009-100G	Y-GLOBULINS FROM BOVINE BLOOD	100G	2	S
31389-25G	DEXTRAN FROM LEUCONOSTOC SPP.	25G	1	S
31388-25G	DEXTRAN FROM LEUCONOSTOC SPP.	25G	1	S
31390-25G	DEXTRAN FROM LEUCONOSTOC SPP.	25G	1	S
F2878-50G	FICOLL PM 70	50G	1	S
F4375-10G	FICOLL PM 400	10G	1	S
J62229.MC	DEOXYRIBONUCLEASE I, BOVINE PANCREAS	100MG	2	S
P4543-10G	VALPORIC ACID SIDIUM SALT	10G	1	S
1014612	ELUTION BUFFER, BUFFER EB	55ML	1	L
BP2475-500	TRIS-EDTA, 10X SOLUTION	500ML	1	L
70013-032	PBS PH 7.2 (10X)	500ML	1	L
A10435.18	L-CYSTEINE, 98+%	50G	1	S
Q33211	QUBIT PROTEIN BUFFER	60ML	1	L
BP1756-500	TRIS HYDROCHLORIDE, 1M SOL	500ML	1	L
J61894.AD	LDS-SAMPLE BUFFER (4X), NON-REDUCING	50ML	1	L
46-000-CV	MOL BIOL GRADE WATER	500ML	1	L
BP2818-500	ETHYL ALCOHOL	500ML	1	L
U5128-500g	UREA	500G	1	S
BP399-500	PBS, 10X SOL	500ML	1	L
15S9-500ML	TERGITOL	500ML	1	L
310506-100G	SODIUM BROMIDE	100G	1	S
15630-080	HEPES, 1M	100ML	2	L
BM-151	EGTA	50ML	2	L
BB-2260	PIPES BUFFER	100ML	1	L
C8654-500G	CASEIN SODIUM SALT FROM BOVINE MILK	500G	1	S
BP561-1	WATER FOR RNA WORK	1L	1	L
B24397.22	Betaine anhydrous 98%	100g	1	S
A13466.30	Sulfolane 99%	250g	1	L
D0632-25G	DL-Dithiothreitol	25g	3	S
15575-038	0.5M EDTA, pH8.0	100ml	6	L
J63122.AE	Calcium chloride, 1M aq soln.	100ml	1	L
AM9740	3M Sodium Acetate pH 5.5	100ml	1	L
AM9530G	1m MgCl2	100ml	1	L
D2650-100ML	Dimethyl Sulfoxide	100ml	1	L
28904	Trifluoracetic Acid	10x 1ml	1	S
R0861	DTT	5g	1	S
BP9703-100	BSA Bovine Serum Albumin	100g	1	S
P2070	1M Sodium Phosphate Buffer pH 7.0	1L	3	L
2977048	10X PBS Buffer pH 7.4	1L	5	L
T1080	1M TRIS-HCL pH8.0	1L	1	L
A8330	1M Arginine Solution pH 8.5	1L	1	L
S0240	1M Sodium Phosphate Dibasic	1L	1	L

12 of 13

Haz Substances Disclosure_ Alamar Chemical Inventory List

Item #	Chemical Name	Container Size (g, Kg, ml, L)	Qty	Physical State (L*/S**)
17080	2M Imidazole pH 8.0	1L	2	L
S0250	5M Sodium Chloride Solution	1L	1	L
H1028	1M HEPES pH 7.0	1L	1	L
S9137-100G	Streptomycin sulfate salt	100g	1	S
BP1757-100	Tris-Hydrochloride 1M solution	100ml	1	L
51457-100mL	Urea Solution, 8M in H2O	100ML	1	L
T0710	10% Tween-20 solution	100ML	1	L
BP2818	Absolute Ethanol (200 proof)	500 mL	1	L
A63881	Beckman Coulter AMPure XP	100 mL	1	L
23212	BGG Bovine Gamma Globulin	1 mL	10	L
AM9890	DNA Zap	250 mL	2	L
30111142	In Lab Storage Solution	250 mL	1	L
51302050	Conductivity Standard -12.88 mS/cm	20 mL	30	L
51302049	Conductivity Standard -1413 μS/cm	20 mL	30	L
63056121	Mettler Toledo pH Standard -pH 4.00	500 mL	1	L
63056125	Mettler Toledo pH Standard -pH 7.00	500 mL	1	L
63056129	Mettler Toledo pH Standard -pH 10.00	500 mL	1	L
30095315	Mettler Toledo pH All in One Kit 2	250 mL	6	L
04-355-92	Decon™ SaniHol™ 70 Ethanol Solution-3.8L	3.8 L	1	L
31077	EvaGreen Plus Dye, 20X in Water	1 mL	6	L
11-05-01-09	TE Buffer	1 L	1	L
11-05-01-13	IDTE pH8.0 (1x TE Solution)	250 mL	1	L
3MA029	Clinitrol290	2 mL	30	L
3LA029	Clinitrol290	5 mL	10	L
A63880	Ampure beads	100 mL	1	L
A65453	Pierce BCA Protein Assay Kit	100 mL	1	L
BP1341-4	TRIS-GLYCINE-SDS, 10X SOL.	1L	1	L
J61894.AD	LDS Samplae buffer 4x non-reducing	50 mL	1	L
Q33231	Qubit 1x dsDNA HS Assay Kit	250 mL	1	L
Q33262	1x dsDNA BR Working Solution	250 mL	1	L
S17474	70% Isopropyl Alcohol (Swan)	3.8 L	7	L
Y1625-1KG	YEAST EXTRACT	3mL	2	L
B0202	10x T4 DNA Ligase Buffer	5 mL	15	L
M0202L	T4 DNA ligase	0.05 mL	3	L
M00516	PAGE-Master Protein Standard	0.5 mL	1	L
10488096	E-Gel Ultra low range DNA Ladder	0.5 mL	1	L

* L = Liquid
** S = Solid

13 of 13

EXHIBIT E-2

Hazardous Substances Questionnaire

This Hazardous Substances Questionnaire is certified as being true and accurate to the actual knowledge of Tenant and has been completed by Tenant.

1.	DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

Alamar Biosciences operates a biotechnology facility engaged in laboratory research, manufacturing, and assembly activities supporting protein biomarker analysis. Operations include the formulation, processing, filling, packaging, and quality control of chemical and biological reagent kits, as well as the assembly and testing of analytical instruments used for life science and clinical research applications. Materials handled and stored consist of standard biochemical and chemical reagents, assay components, and related consumables typical of a biotech research and manufacturing environment, all managed in accordance with applicable safety and quality standards.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Do they now? Yes  ☒  No  ☐ If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section 4.

2.	PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes ☐ No ☒

City or County Sanitation District	Yes ☐ No ☒

State Department of Health Services	Yes ☐ No ☒

U.S. Nuclear Regulatory Commission	Yes ☐ No ☒

Air Quality Management District	Yes ☒ No ☐

Bureau of Alcohol, Firearms and Tobacco	Yes ☐ No ☒

City or County Fire Department	Yes ☒ No ☐

Regional Water Quality Control Board	Yes ☐ No ☒

Other Governmental Agencies (if yes,	Yes ☐ No ☒

identify: ___________________________)

If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

E-1

If your answer to any of the above is “yes,” please complete Sections 5 and 6.

3.	HAZARDOUS SUBSTANCES DISCLOSURE

Will any hazardous substances be stored on the Premises? Yes ☒ No ☐ If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

See attached Hazardous Substances Disclosure_Alamar Chemical Inventory List_2026-02-11

Attach additional sheets if necessary.

Is any modification of the Premises improvements required or planned to mitigate the release of hazardous substances by Tenant into the environment? Yes ☐ No ☒ If the answer is “yes,” please describe the proposed Premises modifications:

4.	HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises? Yes ☒ No ☐ If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Waste Name	Hazard Class	Volume/Month	Maximum Period of Premises Storage

Proclin Liquid Waste	Corrosive: RCRA Hazardous	1 gallon	< 1 year
Isopropanol Liquid Waste	Ignitable: RCRA Hazardous	60 gallons	< 90 days
Avit Liquid Waste	Non-ignitable: Non-RCRA Hazardous	55 Gallons	< 90 days
Lab debris/trash	Solid Hazardous wastes	800 gallons	< 14 days

Attach additional sheets if necessary.

If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

Proclin Liquid Waste (Proclin 950, Anti foam, NaOH)	15-gallon Closed Top Drum

Isopropanol Liquid Waste (Isopropyl Alcohol, Salt, Serum & Plasma, Surfactant, Water)	55-gallon Closed Top Drum

Aviti Liquid Waste (Ethane1, 2-Diol, Guanidium Chloride)	55-gallon Closed Top Drum

Lab debris/trash inside biohazard bag (solid medical waste)	96-gallon Closed Lid Totes

E-2

Attach additional sheets if necessary.

If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

Liquid waste and medical wastes (lab debris/trash) are picked and transported by All Clean Hazardous Waste Removal, Inc.

Is any treatment or processing of hazardous wastes to be conducted at the Premises? Yes ☐ No ☒ If the answer is “yes,” please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous substances at or from the Premises? (Please list all agencies):

City of Fremont, Fire Department, Hazardous Materials Division

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant’s (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? Yes ☐ No ☒ If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders? Yes ☐ No ☐ If the answer is “yes,” please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes ☐ No ☒ If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? Yes ☐ No ☒ If the answer is “yes,” please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? Yes ☐ No ☒ If the answer is “yes,” please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes ☐ No ☒ If the answer is “yes,” please describe:

E-3

Does your company carry environmental impairment insurance? Yes ☐ No ☒ If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

5.	EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises?

Yes ☐ No ☒ If the answer is “yes,” please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises? Yes ☐ No ☒ If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

E-4

EXHIBIT F

Form Letter of Credit

DRAFT

THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH LC’S IN THE FUTURE.

PLEASE QUOTE OUR PRE-VET REFERENCE NUMBER I N ALL FUTURE CORRESPONDENCE INCLUDING APPLICATION ONCE SUBMITTED.

PRE-VET REF:

*********************************************

JPMORGAN CHASE BANK, N.A.
GLOBAL TRADE OPERATIONS 10420 HIGHLAND MANOR DRIVE, FLOOR 04
TAMPA, FL 33610-9128
SWIFT: CHASUS33

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _________

DATED: ________

To: Beneficiary Name and Address

DEAR SIR/MADAM:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR.

BENEFICIARY: (NAME AND ADDRESS)

ACCOUNT PARTY: (NAME AND ADDRESS)

DATE OF EXPIRY:

PLACE OF EXPIRY: OUR COUNTERS

AMOUNT:

APPLICABLE RULES: ISP LATEST VERSION

WE HEREBY ISSUE THIS LETTER OF CREDIT FOR THE ACCOUNT OF APPLICANT/OBLIGOR,**NAME AND FULL ADDRESS INCLUDING CITY AND STATE** ON BEHALF OF ACCOUNT PARTY, **NAME**.

FUNDS UNDER THIS CREDIT ARE AVAILABLE AT SIGHT WITH JPMORGAN CHASE BANK, N.A. UPON PRESENTATION OF BENEFICIARY’S SIGNED AND DATED STATEMENT READING AS FOLLOWS:

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD __________ IN ACCORDANCE WITH THE TERMS OF SECTION 27.1(C) OF THE LEASE BETWEEN THE UNDERSIGNED AND THE ACCOUNT PARTY. WE, THEREFORE, HEREBY DRAW USD ——————— UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. —————————”.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL ONE YEAR PERIODS FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE CURRENT EXPIRY DATE WE

SEND NOTICE IN WRITING TO YOU AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO AUTOMATICALLY EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD. HOWEVER IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND THE FINAL EXPIRY DATE OF ________. THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND EXECUTED. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US FOR THE FORM WHICH WE SHALL PROVIDE TO YOU UPON YOUR REQUEST. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE ACCOUNT PARTY.

WE ENGAGE WITH YOU THAT DOCUMENTS DRAWN AND PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF PRESENTED AT OUR COUNTERS AT 10420 HIGHLAND MANOR DRIVE, 4TH FLOOR, TAMPA, FLORIDA 33610 ATTN: STANDBY LETTER OF CREDIT UNIT, , OR AT _____________________, SAN FRANCISCO, CALIFORNIA, OR BY FACSIMILE AT_________________, ON OR BEFORE THE EXPIRATION DATE. ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY’S ACCOUNT PER THEIR INSTRUCTIONS. ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH.

DRAWINGS HEREUNDER MAY BE PRESENTED BY FACSIMILE/TELECOPY (“FAX”) TO FAX NUMBER 856-294-5267 UNDER TELEPHONE PRE-ADVICE TO 1-800-634-1969. SUCH FAX PRESENTATION(S) MUST BE RECEIVED ON OR BEFORE THE EXPIRY DATE IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT. ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING. IN THE EVENT OF PRESENTATION BY FAX, THE ORIGINAL DOCUMENTS SHOULD NOT ALSO BE PRESENTED. HOWEVER, THE ABSENCE OF SUCH TELEPHONE CONFIRMATION AS DESCRIBED ABOVE DOES NOT AFFECT OUR OBLIGATION TO HONOR SUCH DRAWING, IF SUCH DRAWING IS OTHERWISE IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS STANDBY LETTER OF CREDIT.

THIS LETTER OF CREDIT MAY BE CANCELLED PRIOR TO EXPIRATION PROVIDED THE ORIGINAL LETTER OF CREDIT (AND AMENDMENTS, IF ANY) ARE RETURNED TO JPMORGAN CHASE BANK, N.A., AT OUR ADDRESS AS INDICATED HEREIN, WITH A STATEMENT SIGNED BY THE BENEFICIARY STATING THAT THE ATTACHED LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED TO THE ISSUING BANK FOR CANCELLATION.

WE HEREBY AGREE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND INCOMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US OF THE DOCUMENTS DESCRIBED ABOVE ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT,

WITHOUT INQUIRY AS TO THE ACCURACY THEREOF AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF ANY SUCH DOCUMENTS. THE WRITTEN STATEMENT SHALL BE ACCOMPANIED BY THIS LETTER OF CREDIT FOR SURRENDER; PROVIDED, HOWEVER, THAT IF LESS THAN THE BALANCE OF THE LETTER OF CREDIT IS DRAWN, THIS LETTER OF CREDIT NEED NOT BE SURRENDERED AND SHALL CONTINUE IN FULL FORCE AND EFFECT WITH RESPECT TO THE UNUSED BALANCE OF THIS LETTER OF CREDIT UNLESS AND UNTIL WE ISSUE TO YOU A REPLACEMENT LETTER OF CREDIT FOR SUCH UNUSED BALANCE, THE TERMS OF WHICH REPLACEMENT LETTER OF CREDIT SHALL BE IDENTICAL TO THOSE SET FORTH IN THIS LETTER OF CREDIT.

IN THE EVENT THAT THE ORIGINAL OF THIS LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM BENEFICIARY AND A STATEMENT (PURPORTEDLY SIGNED BY BENEFICIARY AUTHORIZED REPRESENTATIVE OR AGENT) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

THIS LETTER OF CREDIT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE “ISP98”), SUBJECT TO THE FOLLOWING: NOTWITHSTANDING RULE 4.09(C) OF ISP98 AND REGARDLESS OF WHETHER THE WORDS “EXACT” OR “IDENTICAL” OR SIMILAR WORDS ARE USED IN THIS LETTER OF CREDIT, A DOCUMENT PRESENTED UNDER THIS LETTER OF CREDIT NEED NOT REPRODUCE THE WORDING IN THIS LETTER OF CREDIT EXACTLY, INCLUDING TYPOGRAPHICAL ERRORS, PUNCTUATION, SPACING, BLANK LINES AND SPACES, AND THE LIKE. IN THE EVENT OF ANY CONFLICT ISP98 WILL CONTROL, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. ANY DISPUTES ARISING FROM OR IN CONNECTION WITH THIS STANDBY LETTER OF CREDIT SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN. PLEASE ADDRESS ALL WRITTEN CORRESPONDENCE TO THE BANK REGARDING THIS LETTER OF CREDIT TO JPMORGAN CHASE BANK, N.A., GLOBAL TRADE OPERATIONS, 10420 HIGHLAND MANOR DR., 4TH FL., TAMPA, FL 33610 ATTN: STANDBY LETTER OF CREDIT DEPT., INCLUDING THE LETTER OF CREDIT NUMBER MENTIONED ABOVE.

ALL INQUIRIES REGARDING THIS TRANSACTION MAY BE DIRECTED TO OUR CLIENT SERVICE GROUP AT THE FOLLOWING TELEPHONE NUMBER OR EMAIL ADDRESS QUOTING OUR REFERENCE _________.

TELEPHONE NUMBER 1-800-634-1969

EMAIL ADDRESS: [***]

YOURS FAITHFULLY,

JPMORGAN CHASE BANK, N.A.

…………………………………………………..

Authorized Signature

WE HEREBY AGREE WITH THE FORMAT/LANGUAGE OF THE ABOVE DRAFTED LETTER OF CREDIT, AND WE REQUEST JPMORGAN CHASE BANK, N.A. TO ISSUE THE LETTER OF CREDIT AS ABOVE DRAFTED.

OBLIGOR NAME: _____________________________________

BY: ______________________________________

NAME AND TITLE: _________________________

DATE: __________________________________

EXHIBIT G

Form SNDA

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of ____________, 20____, by and between __________________, its successors and assigns, having an address at _____________________ (“Lender”), and __________________________, having an address at ______________________________ (“Tenant”).

RECITALS:

A. Tenant is the holder of a leasehold estate in a portion of the property known as ___________________, located at ______________________________, as more particularly described on Exhibit A attached hereto (the “Property”), under and pursuant to the provisions of a certain lease dated ________________, 20___ between __________________________, or its predecessor in interest, as landlord (“Landlord”), and Tenant or its predecessor in interest, as tenant (as amended through the date hereof, the “Lease”);

B. The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) from Landlord, or its successor in interest, in favor of Lender; and

C. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant nondisturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Subordination. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

2. Nondisturbance. So long as Tenant is not in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an “Acquiring Party”), that Tenant’s possession of the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure. For purposes of this agreement, a “foreclosure” shall include (but not be limited to) a sheriff’s or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Landlord’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

3. Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of the Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment.

4. No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Lender, any receiver nor any Acquiring Party shall be:

(a) liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the demised premises or the Property); provided, however, that any Acquiring Party shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease accruing from and after the date that it takes title to the Property; or

(b) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord; or

(c) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

5. Rent. Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. In the event Lender notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand.

6. Lender to Receive Notices. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within thirty (30) days after receipt of such notice to cure such default, or if such default cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default. Except for the right to cancel the Lease, nothing herein shall prohibit Tenant from pursuing any other rights or remedies against Landlord for Landlord’s default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

Tenant:

Lender:

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Paragraph 7, the term “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in San Francisco, California.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord’s interest in the Lease, even if said owner shall be different than the Landlord named in the Recitals.

9. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

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IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

a

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

The undersigned accepts and agrees to the provisions of Paragraph 5 hereof.

LANDLORD:

a

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT H

Landlord Work

•	Open Permit# BLD2024-03300. Landlord to close permit within sixty (60) days after the mutual execution and delivery of the Lease.

•	Landlord shall deliver the exhaust fans in good working order and condition

•	Restoration of Existing CDA system

•	Landlord to replace all vandalized/stolen/removed copper piping and start up and recommission system, and cause such system to be fully operational.

•	Removal of Existing LN2 Equipment in Utility Yard.

•

Landlord to remove prior to Delivery Date, or the parties may agree to have Tenant remove as part of the Tenant Improvements in exchange for additional amount of Tenant Improvement Allowance to reimburse Tenant for the cost of such removal. No restoration required by Tenant.

•	Landlord shall ensure the existing trash enclosure meets all current Fremont Building Code requirements for trash enclosures.

H-1

EXHIBIT H-1

HVAC UNITS TO BE REPLACED BY TENANT

H-2